                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER



                                  By and Among



                                 US UNWIRED INC.



                                 SAINTS SUB, LLC



                                       and



                         GEORGIA PCS MANAGEMENT, L.L.C.





                                   dated as of

                                February 8, 2002

                                Table of Contents
                                -----------------

                                                     ARTICLE I
                                                     THE MERGER
     Section 1.01.      The Merger..............................................................................  1
     Section 1.02.      Closing; Closing Date; Effective Time...................................................  1
     Section 1.03.      Effect of the Merger....................................................................  1
     Section 1.04.      Articles of Organization; Operating Agreement...........................................  2
     Section 1.05.      Directors and Officers..................................................................  2

                                                     ARTICLE II
                                 CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     Section 2.01.      Merger Consideration; Conversion and Cancellation of Securities.........................  2
     Section 2.02.      Exchange and Surrender of Certificates..................................................  5
     Section 2.03.      Options to Purchase the Company Membership Units........................................  6
     Section 2.04.      Dissenting Members......................................................................  7

                                                    ARTICLE III
                                            REGISTRATION RIGHTS; LOCK-UP

     Section 3.01.      Registration of Buyer Shares............................................................  8
     Section 3.02.      Buyer Underwritten Registrations........................................................  8
     Section 3.03.      Obligations of Recipients...............................................................  9
     Section 3.04.      Lock-Up.................................................................................  9

                                                     ARTICLE IV
                                   REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

     Section 4.01.      Membership Units........................................................................ 10
     Section 4.02.      Organization; Authorization of Agreement................................................ 10
     Section 4.03.      Absence of Conflicts.................................................................... 10
     Section 4.04.      Investment Representations; Waiver of Dissenters Rights................................. 11

                                                     ARTICLE V
                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 5.01.      Organization and Qualification; Subsidiaries............................................ 12
     Section 5.02.      Articles of Organization; Operating Agreement; Other Organizational Documents........... 12
     Section 5.03.      Capitalization.......................................................................... 12
     Section 5.04.      Authority............................................................................... 14
     Section 5.05.      No Conflict; Required Filings and Consents.............................................. 14
     Section 5.06.      Permits; Compliance..................................................................... 14
     Section 5.07.      Financial Statements.................................................................... 15
     Section 5.08.      Absence of Certain Changes or Events.................................................... 15
     Section 5.09.      Absence of Litigation................................................................... 16
     Section 5.10.      Company Employee Benefit Plans; Labor Matters........................................... 16
     Section 5.11.      Taxes................................................................................... 19
     Section 5.12.      Environmental Matters................................................................... 20
     Section 5.13.      Takeover Statutes....................................................................... 22

     Section 5.14.      Brokers................................................................................. 22
     Section 5.15.      Insurance............................................................................... 22
     Section 5.16.      Properties.............................................................................. 22
     Section 5.17.      Leases.................................................................................. 22
     Section 5.18.      No Undisclosed Liabilities.............................................................. 23
     Section 5.19.      Certain Contracts....................................................................... 23
     Section 5.20.      Distributors and Suppliers.............................................................. 25
     Section 5.21.      Sprint Agreement Compliance............................................................. 25
     Section 5.22.      Intellectual Property................................................................... 26
     Section 5.23.      Related Party Transactions.............................................................. 27
     Section 5.24.      Inventory............................................................................... 27
     Section 5.25.      Accounts Receivable..................................................................... 27
     Section 5.26.      Bank Accounts........................................................................... 28

                                                     ARTICLE VI
                                      REPRESENTATIONS AND WARRANTIES OF BUYER

     Section 6.01.      Organization and Qualification.......................................................... 28
     Section 6.02.      Charter and Bylaws...................................................................... 29
     Section 6.03.      Capitalization.......................................................................... 29
     Section 6.04.      Authority............................................................................... 30
     Section 6.05.      No Conflict; Required Filings and Consents.............................................. 30
     Section 6.06.      Permits; Compliance..................................................................... 31
     Section 6.07.      Reports; Financial Statements........................................................... 32
     Section 6.08.      Absence of Certain Changes or Events.................................................... 32
     Section 6.09.      Absence of Litigation................................................................... 32
     Section 6.10.      No Undisclosed Liabilities.............................................................. 33
     Section 6.11.      Sprint Agreement Compliance............................................................. 33

                                                    ARTICLE VII
                                                     COVENANTS

     Section 7.01.      Affirmative Covenants................................................................... 34
     Section 7.02.      Company Negative Covenants.............................................................. 34
     Section 7.03.      Buyer Negative Covenants................................................................ 36
     Section 7.04.      Access and Information.................................................................. 37
     Section 7.05.      Members Covenant........................................................................ 38

                                                    ARTICLE VIII
                                               ADDITIONAL AGREEMENTS

     Section 8.01.      Appropriate Action; Consents; Filings................................................... 38
     Section 8.02.      Tax Treatment........................................................................... 40
     Section 8.03.      Public Announcements.................................................................... 41
     Section 8.04.      Employee Benefit Plans.................................................................. 41
     Section 8.05.      Merger Sub.............................................................................. 42
     Section 8.06.      Escrow Agreement........................................................................ 42
     Section 8.07.      Members' Contribution................................................................... 42
     Section 8.08.      Covenant not to Compete................................................................. 43
     Section 8.09.      Indemnification and Insurance........................................................... 45
     Section 8.10.      Audited Year End Financials............................................................. 45
     Section 8.11.      Reserved................................................................................ 45

     Section 8.12.      Member Promissory Notes................................................................. 45
     Section 8.13.      Member Releases......................................................................... 45
     Section 8.14.      Company Releases........................................................................ 46

                                                     ARTICLE IX
                                                     CONDITIONS

     Section 9.01.      Conditions to Obligations of Each Party................................................. 47
     Section 9.02.      Additional Conditions to Obligations of the Buyer Companies............................. 47
     Section 9.03.      Additional Conditions to Obligations of Company......................................... 49

                                                     ARTICLE X
                                     INDEMNIFICATION; ESCROW FUNDS; SURVIVAL OF
                                           REPRESENTATIONS AND WARRANTIES

     Section 10.01.     By the Members for Breaches by the Company.............................................. 50
     Section 10.02.     By a Member for Breaches by such Member................................................. 50
     Section 10.03.     By Buyer................................................................................ 50
     Section 10.04.     Defense of Third Party Claims........................................................... 50
     Section 10.05.     Payment; Arbitration.................................................................... 51
     Section 10.06.     Satisfaction of Claims from Escrow Shares............................................... 52
     Section 10.07.     Liability Limitations; Survival of Representations and Warranties....................... 53
     Section 10.08.     Net Working Capital Indemnification..................................................... 53
     Section 10.09.     Indemnification for Taxes............................................................... 54

                                                     ARTICLE XI
                                         TERMINATION, AMENDMENT AND WAIVER

     Section 11.01.     Termination............................................................................. 56
     Section 11.02.     Effect of Termination................................................................... 57
     Section 11.03.     Amendment............................................................................... 57
     Section 11.04.     Waiver.................................................................................. 57
     Section 11.05.     Fees, Expenses and Other Payments....................................................... 57

                                                    ARTICLE XII
                                                 GENERAL PROVISIONS

     Section 12.01.     Notices................................................................................. 58
     Section 12.02.     Certain Definitions..................................................................... 59
     Section 12.03.     Headings................................................................................ 60
     Section 12.04.     Severability............................................................................ 60
     Section 12.05.     Entire Agreement........................................................................ 60
     Section 12.06.     Assignment.............................................................................. 60
     Section 12.07.     Parties in Interest..................................................................... 60
     Section 12.08.     Specific Performance.................................................................... 60
     Section 12.09.     Failure or Indulgence Not Waiver; Remedies Cumulative................................... 61
     Section 12.10.     Governing Law........................................................................... 61
     Section 12.11.     Counterparts............................................................................ 61

Exhibits
--------

                        Exhibit A - Consent of Members
                        Exhibit B - Escrow Agreement
                        Exhibit C - Registration Rights Agreement
                        Exhibit D - Member's Addresses for Notices
                        Exhibit E - Solicited Optionholders
                        Exhibit F - Solicited Members
                        Exhibit G - Company's Counsel Opinion
                        Exhibit H - Net Exercise Amendment
                        Exhibit I - Net Appreciation Amendment
                        Exhibit J - Non-Competition Agreement
                        Exhibit K - Key Employee Net Exercise Amendment Exhibit L - Buyer's Counsel Opinion

                                                                 EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of February 8, 2002 (this "Agreement"), is by and among US Unwired Inc., a Louisiana corporation ("Buyer"), Saints Sub, LLC, a Georgia limited liability company and wholly owned subsidiary of Buyer ("Merger Sub"), Georgia PCS Management, L.L.C., a Georgia limited liability company (the "Company") and the persons named on the signature page hereof under the caption "Members" or that execute a Member Addendum (as defined in Section 8.01(f)) (collectively, the "Members"). Buyer and Merger Sub are sometimes referred to herein as the "Buyer Companies."

         WHEREAS, the board of directors of Buyer and the management committee of the Company have determined the Merger is fair to, and in the best interests of, it and its stockholders or members, as applicable, and have approved and adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, this Agreement and the Merger have been duly authorized and approved by the members of the Company in accordance with the Company's articles of organization and operating agreement and with the Limited Liability Company Act of the State of Georgia (the "Georgia LLCA"), which approval is attached hereto as Exhibit A; and

         WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia LLCA, will merge with and into the Company (the "Merger").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Georgia LLCA, at the Effective Time (as defined in Section 1.02 of this Agreement), Merger Sub shall be merged with and into the Company whereby, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving limited liability company (the "Surviving Company"). The name of the Surviving Company shall be Georgia PCS Management, L.L.C.

         Section 1.02. Closing; Closing Date; Effective Time. The consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, or at such other date, time and place as Buyer and the Company may agree in writing (the date of the Closing being the "Closing Date"). As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Georgia, in such form as required by, and executed in accordance with, the relevant provisions of, the Georgia LLCA (the time of such filing being the "Effective Time").

         Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Georgia LLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall continue with, or vest in, as the case may be, the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of the Surviving Company. As of the Effective Time, the Surviving Company shall be a direct wholly-owned subsidiary of Buyer.

         Section 1.04. Articles of Organization; Operating Agreement. At the Effective Time, the articles of organization and operating agreement of the Company shall be amended and restated to conform to the articles of organization and operating agreement of Merger Sub, in each case, as in effect immediately prior to the Effective Time and shall thereafter continue to be the articles of organization and operating agreement, respectively, of the Surviving Company until amended as provided therein and pursuant to the Georgia LLCA.

         Section 1.05. Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Company from and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.01. Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Companies, the Company or their respective stockholders or members, as the case may be:

                  (a) Subject to Sections 2.02(e) and 2.04, each Company Membership Unit (as defined in Section 5.03(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a fraction of a share of Class A common stock, $0.01 par value per share, of Buyer ("Buyer Common Stock") equal to the result obtained by dividing the Per Company Membership Unit Valuation (as defined below) by the Average Pre-Closing Trading Price (as defined below) (the "Exchange Ratio"), subject to the escrow of a portion of such shares pursuant to the terms and conditions set forth in Section 2.01(n). For purposes of the foregoing, the Per Company Membership Unit Valuation shall be equal to the quotient obtained by dividing
(A) (i) the product of the total of 5,500,000 plus any Additional Shares (as defined below) minus any Subtracted Shares (as defined below) and the Average Pre-Closing Trading Price plus (ii) if Buyer Option Shares are to be issued pursuant to Section 2.03, the aggregate exercise price attributable to all Company Options outstanding as of the Effective Time as to which a Net Exercise Amendment (as defined below) has been delivered by (B) the sum of the total number of Company Membership Units outstanding as of the Effective Time (excluding any Company Membership Units issued pursuant to Section 8.07(b)) plus, if the Buyer Option Shares are to be issued pursuant to Section 2.30, the total number of Company Options outstanding as of the Effective Time as to which a Net Exercise Amendment has been delivered. The shares of Buyer Common Stock to be issued by Buyer pursuant to this Article II (including any Escrow Shares (as defined below) and any Buyer Option Shares (as defined below)) and any shares of Buyer Common Stock that may be issued pursuant to Section 10.08 shall be referred to herein as the "Buyer Shares."

                  (b) The "Additional Shares" shall equal the quotient obtained by dividing (1) the Additional Cash Merger Consideration by (2) the average per share last reported sale price of Buyer Common Stock as quoted by The Nasdaq Stock Market ("Nasdaq") as reported in The Wall Street Journal for the 15 trading days immediately preceding the fifth trading day prior to the Closing Date (the "Average Pre-Closing Trading Price").

                  (c) The "Additional Cash Merger Consideration" shall equal the sum of (i) the Net Working Capital Surplus and (ii) the Positive Debt Adjustment Amount.

                  (d) The "Net Working Capital Surplus" shall equal the amount by which, if any, the Estimated Net Working Capital (as defined below) is greater than zero.

                  (e) The "Positive Debt Adjustment Amount" shall equal the excess, if any, of (1) $57,000,000, over (2) the sum of (x) the UAR Payment (as defined in Section 2.03(a)), (y) the amount of Certified Indebtedness (as defined in Section 9.02(m)) plus any premium or penalty payable upon the prepayment of such Indebtedness on the Closing Date and (z) the amount by which, if any, the Estimated Net Working Capital is less than zero.

                  (f)      The "Subtracted Shares" shall equal (1) 1.25 times
(2) the quotient obtained by dividing (i) the Excess Debt by (ii) the Average Pre-Closing Trading Price.

                  (g)      The "Excess Debt" shall equal the excess, if any, of
(1) the sum of (a) the UAR Payment, (b) the amount of Certified Indebtedness plus any premium or penalty payable upon the prepayment of such Indebtedness on the Closing Date and (c) the amount by which, if any, the Estimated Net Working Capital is less than zero, over (2) $57,000,000.

                  (h) "Indebtedness" shall mean (i) all obligations for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, including without limitation letters of credit and capital leases, as such term is defined by GAAP (as defined below) including principal and accrued interest but excluding (1) any indebtedness incurred by the Company after January 31, 2002 and prior to the Closing Date to fund capital expenditures of the Company made after January 31, 2002 and prior to the Closing Date agreed to in writing by Buyer and (2) up to $250,000 of indebtedness incurred by the Company after January 31, 2002 to fund operating cash losses after January 31, 2002 and prior to the Closing Date (such excluded items referred to in clause (1) and (2) above being referred to herein as the "Excluded Items") (ii) all payment obligations of the Company to Nations Media Partners and Powell, Goldstein, Frazer & Murphy LLP and (iii) all payment obligations of the Company under the Lump Sum Compensation Agreements set forth on Schedule 7.02(n) of the Company Disclosure Schedule. Notwithstanding the foregoing, the amount of "Indebtedness" outstanding on any date in question shall be reduced by the amount of any cash received by the Company pursuant to
Section 8.07(c) of the Agreement.

                  (i) "Estimated Net Working Capital" shall mean (1) the Company's total consolidated current assets as of December 31, 2001 minus (2) the Company's total consolidated current liabilities as of December 31, 2001, each as determined in accordance with U.S. generally accepted accounting principals ("GAAP"), consistently applied provided, however, that such calculation shall exclude (i) any Indebtedness of the Company and its subsidiaries outstanding as of December 31, 2001, (ii) any assets of the Company, as shown on the Company's audited balance sheet for December 31, 2001, relating to the Subordinated Capital Certificates (as defined herein) owned by the Company as of December 31, 2001 (including any receivables related thereto),
(iii) any promissory notes outstanding as of December 31, 2001 under which the Company is the holder and a Member is the obligor and (iv) any cash or cash equivalents that will be returned to the Members pursuant to Section 8.12. Such calculation shall be based upon the audited balance sheet of the Company as of December 31, 2001 contemplated by Section 9.02(k). For purposes of this Agreement, "Subordinated Capital Certificates" shall mean the subordinated capital certificates representing an investment in Rural Telephone Finance Cooperative ("RTFC") purchased by the Company in connection with the Loan Agreement (as defined herein) or the Line of Credit (as defined herein). For purposes of this Agreement, the "Loan Agreement" shall mean that certain Loan Agreement made as of September 1, 1999, by and among the Company, Georgia PCS Leasing, L.L.C. and RTFC and the "Line of Credit" shall mean the Rural Telephone Finance Cooperative Secured Revolving Line of Credit Agreement, dated as of September 1, 1999, among the Company, Georgia PCS Leasing, L.L.C. and RTFC.

                  (j) If between the date of this Agreement and the Effective Time the outstanding shares of Buyer Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (k)      All Company Membership Units converted pursuant to
Section 2.01(a) shall no longer be outstanding and shall automatically be cancelled and retired and cease to exist, and each holder of a certificate (the "Certificates") previously evidencing the Company Membership Units ("Converted Units") shall cease to have any rights with respect thereto except the right to receive Buyer Shares, cash in lieu of fractional shares to be paid in accordance with Section 2.02(e) and any distributions to the extent provided in Section 2.02(a). The Buyer Shares and the cash payable pursuant to Section 2.02(e) are collectively referred to herein as the "Merger Consideration."

                  (l) Each membership unit of Merger Sub ("Merger Sub Units") issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall cease to exist and be converted into one validly issued membership unit of the Surviving Company.

                  (m) The shares of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

                  (n) At the Effective Time, Buyer will cause to be delivered to, and directly deposited with, Bank of New York or, at Buyer's option, another national bank (the "Escrow Agent"), for the account and future potential benefit of the holders of Company Membership Units immediately prior to the Effective Time (including the Members), a stock certificate representing 1,100,000 of the Buyer Shares otherwise issuable to such holders pursuant to
Section 2.01(a), which certificate shall be registered as follows: "Bank of New York f/b/o the Former Holders of Membership Units of Georgia PCS Management, L.L.C." All such shares of Buyer Common Stock so delivered to the Escrow Agent, together with all subsequent dividends or distributions of cash, other shares of Buyer Common Stock or property received in respect of such shares while deposited with the Escrow Agent shall be referred to as "Escrow Shares." A pro rata number of the Escrow Shares (determined on the basis of the respective ownership interest of each holder of Company Membership Units immediately prior to the Effective Time, subject to adjustments by the Escrow Agent to eliminate fractional shares) shall be subtracted from the number of shares of Buyer Common Stock each holder of Company Membership Units at the Effective Time is entitled to receive pursuant to the Merger. The Escrow Shares shall be held by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement") between Buyer and the Members' Representative (as hereinafter defined) or his successor pursuant to the terms of the Escrow Agreement. The Members hereby constitute and appoint Robert Brooks as the Members' Representative (the "Members' Representative") pursuant to this Agreement and the Escrow Agreement, and authorize and empower the Members' Representative to act for and on their behalf as contemplated by this Agreement and the Escrow Agreement. A decision, act, waiver, consent or instruction of the Members' Representative shall constitute a decision of all Members and shall be final, binding and conclusive upon each such Member. The Escrow Agreement shall authorize the Members' Representative to control the disposition of such Escrow Shares pursuant to the terms of the Escrow Agreement. The Members' Representative shall have no personal liability as a result of any actions taken in such position (i) to Buyer or any of Buyer's affiliates unless such actions constitute gross negligence or willful misconduct or (ii) to any holder of Company Membership Units at the Effective Time, in either case with respect to the disposition of the Escrow Shares or any other action taken as the Members' Representative.

         Section 2.02.     Exchange and Surrender of Certificates.
                           ---------------------------------------

                  (a) Subject to Section 2.04, as soon as practicable after the Effective Time, each holder of a Certificate shall be entitled, upon surrender of the Certificate to Buyer or its transfer agent (as specified in the letter of transmittal described in Section 2.02(c)), to receive in exchange therefor a certificate or certificates representing the number of whole shares of Buyer Common Stock that such holder has a right to receive in accordance with
Section 2.01(a) (less the shares of Buyer Common Stock that will be issued and deposited with the Escrow Agent for the account of such person as Escrow Shares), certain dividends and other distributions to the extent provided in this Section 2.02(a) and a cash payment in lieu of fractional shares of Buyer Common Stock, if any, in accordance with Section 2.02(e). Unless and until any such Certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of record of Buyer Common Stock as of any time subsequent to the Effective Time shall be paid to the holders of such Certificates. Upon the surrender and exchange of such Certificates, however, there shall be paid to the record holders of such Certificates the amount of dividends and other distributions, if any, which as of a record date on or after the Effective Time and prior to such surrender shall have become payable with respect to such whole shares of Buyer Common Stock. No party hereto (or Buyer's transfer agent) shall be liable to any former holder of Converted Units for any cash, Buyer Common Stock or dividends or other distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar Law.

                  (b) All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof including any cash paid in accordance with Section 2.02(e) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Converted Units.

                  (c) As promptly as practicable after the Effective Time, Buyer will send or cause to be sent to each record holder of the Company Membership Units at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering Certificates as contemplated by
Section 2.02(a). Such letter of transmittal shall be executed and delivered to Buyer and shall specify that, by surrendering such Certificate, subject only to such holder's receipt of the Merger Consideration and any dividends or other distributions to which such holder is entitled to receive pursuant to Section 2.02(a), such holder shall be deemed to have waived all rights and claims and to have released and discharged Buyer, Merger Sub, the Company and their respective officers, directors, management committee members and affiliates from any and all claims and liabilities whatsoever, whether known or unknown, both at Law and in equity, arising out of any matter, cause or event occurring contemporaneously with or prior to the Effective Time, that such holder would otherwise be entitled to assert against such persons solely by virtue of being or having been a member of the Company, other than such holders right to receive Escrow Shares pursuant to the terms and conditions contained herein and any other rights that may arise pursuant to this Agreement.

                  (d) If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed, with signatures guaranteed, and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Buyer or its transfer agent any transfer or other Taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in such other name, or established to the satisfaction of Buyer or its transfer agent that such Tax has been paid or is not payable.

                  (e) No fraction of a share of Buyer Common Stock will be issued as a result of the Merger. In lieu of any such fractional shares that otherwise would have been issued in the Merger, Buyer will pay each applicable holder an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (a) the Average Pre-Closing Trading Price by (b) the fractional interest of a share of Buyer Common Stock to which such holder would otherwise be entitled (after taking into account all Converted Units held of record by such holder at the Effective Time).

                  (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, unless otherwise agreed by Buyer, the posting by such person of a bond, in such amount as Buyer may direct and in a form satisfactory to Buyer, as indemnity against any claim that may be made against it with respect to such Certificate, Buyer will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration (less the shares of Buyer Common Stock that will be issued and deposited with the Escrow Agent for the account of such person as Escrow Shares) and any dividends or other distributions to which the holder thereof is entitled to receive pursuant to Section 2.02(a) in the manner provided in this Article II.

                  (g) Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Units such amounts as Buyer (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Units in respect of which such deduction and withholding was made by Buyer (or any affiliate thereof).

                  (h) Buyer and each of the Members agree that, for income tax purposes, Merger Sub is a transitory entity that was formed solely to engage in the Merger, which is intended solely to effect the acquisition of the Company Membership Units by Buyer from the Members. Buyer and the Members further agree that the Merger is not intended to be a merger of two partnerships that is governed by the provisions of Internal Revenue Code ss.708 and the Treasury Regulations for income tax purposes. Buyer and the Members further agree, however, that if it is finally determined that the Merger is subject to the provisions of the Internal Revenue Code ss.708, then the Merger shall be treated by Buyer and the Members as a sale of exchange by each of the Members of its Company Membership Units for the Merger Consideration received in the transaction in accordance with the provisions of Treasury Regulation ss.1.708-1(c)(4).

         Section 2.03.     Options to Purchase the Company Membership Units.
                           ------------------------------------------------

                  (a) Each option granted by the Company to purchase Company Membership Units, all of which are set forth on Schedule 5.03(d) of the Company Disclosure Schedule, (a "Company Option") that is outstanding and unexercised immediately prior to the Effective Time and with respect to which the optionee has executed and delivered a "Net Exercise Amendment" (and in the case of each Key Employee, a Non-Competition Agreement (as defined herein)) as contemplated by Section 9.02(l) hereof, shall at the Effective Time be cancelled, shall cease to represent a right to acquire Company Membership Units and shall from and after the Effective Time solely represent the right to receive a number of shares of Buyer Common Stock (rounded down to the nearest whole number) equal to the product of (1) the number of Company Membership Units subject to such Company Option immediately prior to the Effective Time and (2) the Option Exchange Ratio (as defined below). Each Company Option that is outstanding and unexercised immediately prior to the Effective Time and with respect to which the optionee has executed and delivered a "Net Appreciation Amendment" as contemplated by Section 9.02(l) hereof shall at the Effective Time be cancelled, shall cease to represent a right to receive any payments or other property from the Company and shall from and after the Effective Time solely represent the right to receive a payment of an amount in cash equal to (if positive) the product of (i) the number of Company Membership Units subject to such Company Option, (ii) the Option Exchange Ratio and (iii) the Average Pre-Closing Trading Price. The "Option Exchange Ratio" shall mean a fraction the numerator of which is the Per Company Membership Unit Valuation minus $1.00 and the denominator of which is the Average Pre-Closing Trading Price. If the calculation above results in a negative number, such Company Option shall be cancelled at the Effective Time and the holder thereof shall not be entitled to receive any shares of Buyer Common Stock or any cash payment in respect thereof. As soon as practicable following the Effective Time and subject to the terms of the Net Exercise Amendment, Buyer shall deliver one or more certificates representing any shares of Buyer Common Stock due to the holder of a Company Option. Within five business days following the Closing Date Buyer shall mail checks representing any cash payments due to holders of Company Options. The shares of Buyer Common Stock to be issued pursuant to this Section 2.03(a) shall be referred to herein as the "Buyer Option Shares." The aggregate cash payment to be made by Buyer pursuant to this Section 2.03(a) to holders of Company Options shall be referred to herein as the "UAR Payment."

                  (b) Each Company Option that is outstanding and unexercised immediately prior to the Effective Time and with respect to which the optionee has not executed and delivered either a Net Exercise Amendment or a Net Appreciation Amendment as contemplated by Section 9.02(l) hereof, shall at the Effective Time, without any action or approval by the option holder, be cancelled and shall cease to represent any right to acquire Company Membership Units or Buyer Common Stock.

                  (c) Buyer may condition issuing the Buyer Option Shares or making the UAR Payment to a person otherwise entitled to receive such shares or payment pursuant to this Section 2.03 on such person, in writing, waiving all rights and claims and releasing and discharging Buyer, Merger Sub, the Company and their respective officers, directors, management committee members, attorneys, accountants and affiliates from any and all claims and liabilities whatsoever, whether known or unknown, both at Law and in equity, arising out of any matter, cause or event occurring contemporaneously with or prior to the Effective Time, that such person would otherwise be entitled to assert against such persons solely by virtue of being or having been a holder of Company Options.

         Section 2.04. Dissenting Members. Any Company Membership Units that are issued and outstanding immediately prior to the Effective Time and that are held by a member who properly exercised dissenters' rights (the "Dissenting Units") under the Georgia LLCA will not be converted into the right to receive the Merger Consideration unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal under the Georgia LLCA. Any such holder of Dissenting Units shall be entitled only to receive the value of such Company Membership Units in cash as determined in accordance with the Georgia LLCA upon surrender of the certificate or certificates representing such Dissenting Units. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights, then as of the occurrence of such event, each Company Membership Unit held by such holder shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration and any dividends or other distributions to which such holder is entitled to receive pursuant to Section 2.02(a). The Company shall give Buyer (i) prompt notice of any notice or demand for dissenters' rights received by the Company and (ii) the right to participate in all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Buyer, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                                   ARTICLE III
                          REGISTRATION RIGHTS; LOCK-UP

         Section 3.01.     Registration of Buyer Shares.
                           ----------------------------

                  (a) Buyer shall prepare and shall file with the Securities and Exchange Commission (the "SEC"), not later than the Shelf Filing Date (as defined below) a "shelf" registration statement (the "Shelf Registration") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") providing for the sale by each recipient of the Registrable Securities (as defined below), pursuant to this Agreement or the Merger. For purposes of this Section 3.01(a), the "Shelf Filing Date" shall be the earlier of (i) the date that is 120 days after the effective date (such effective date being referred to herein as the "IWO Effective Date") of the merger (the "IWO Merger")contemplated by the Agreement and Plan of Merger by and among Buyer, Northeast Unwired Inc. and IWO Holdings, Inc. dated as of December 19, 2001 (the "IWO Merger Agreement") and (ii) the date that is 30 days after a termination of the IWO Merger Agreement pursuant to its terms. Buyer agrees to use reasonable best efforts to cause the registration statement to be declared effective as soon as practicable after it has been filed with the SEC. Buyer agrees to use its reasonable best efforts to keep such Shelf Registration continuously effective for a period ending on the earliest to occur of (i) the second anniversary of the effective date of such Shelf Registration, (ii) the date on which all Registrable Securities covered thereby have been sold or otherwise transferred or disposed of by the Members, and (iii) the date upon which all of such Registrable Securities that have not been otherwise transferred or disposed may be sold by the Member holders thereof within three months of such date pursuant to Rule 144 under the Securities Act. For purposes of this Section 3.01(a), "Registrable Securities" shall mean Buyer Shares issued to any Member or any holder of a Company Option that executes and delivers a Net Exercise Amendment and any securities issued or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, share exchange or other similar reorganization or business combination. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the applicable holder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) such securities have been Transferred pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) with respect to any recipient of Registrable Securities pursuant to this Agreement or the Merger all such Registrable Securities held by such recipient can be resold pursuant to Rule 144 (or any successor provision) under the Securities Act or (iv) such securities have been otherwise transferred, and new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company.

                  (b) With respect to the Shelf Registration, Buyer shall have the rights and obligations of the "Issuer" under Sections 4, 5, 6, 7 and 8 of the registration rights agreement attached hereto as Exhibit C as if such registration of Registrable Securities was made pursuant to such registration rights agreement. Notwithstanding the foregoing, if the IWO Merger is consummated the plan of distribution provided for in the Shelf Registration shall not include an underwritten public offering.

         Section 3.02. Buyer Underwritten Registrations. (a) For purposes of this Agreement, the "Registration Rights Agreement" shall mean, if the merger contemplated by the IWO Merger Agreement (the "IWO Merger") is consummated, the registration rights agreement actually executed by and among Buyer and the other parties named therein in connection with the IWO Merger. The Registration Rights Agreement shall be in the form of the registration rights agreement attached hereto as Exhibit C with such additions, deletions or modifications prior to execution thereof as agreed to by the parties therein, provided that no such addition, deletion or modification prior to execution thereof shall materially adversely affect the order of priority to Members with respect to the availability of registrations, the holdback obligations of the Member in connection with any underwritten offering or the Members' rights to indemnity and allocation of and responsibility for expenses in connection with any such registration, in each case without the written consent of Members owning a majority of the outstanding Company Membership Units. If at any time following consummation of the IWO Merger, Buyer proposes to register under the Securities Act the sale of any shares of Buyer Common Stock in an underwritten offering (a "Demand Underwritten Registration") as a result of a demand made pursuant to Section 2 of the Registration Rights Agreement, each Member and each recipient of Registrable Securities pursuant to a Net Exercise Amendment shall be entitled to participate in such Underwritten Registration to the extent permitted by and in accordance with the terms and conditions of Section 2 of the Registration Rights Agreement.

                  (b) If at any time following consummation of the IWO Merger, Buyer proposes to register under the Securities Act the sale of any shares of Buyer Common Stock in an underwritten offering, whether or not for sale for its own account but excluding any Demand Underwritten Registration (an "Other Underwritten Registration"), each Member and each recipient of Registrable Securities pursuant to a Net Exercise Amendment shall be entitled to participate in such offering to the extent permitted by and in accordance with the terms and conditions of Section 3 of the Registration Rights Agreement.

         Section 3.03. Obligations of Recipients. Each Member hereby adopts and agrees (and each holder of a Company Option that executes a Net Exercise Amendment will adopt and agree pursuant to such Net Exercise Amendment) to be bound by all provisions of the Registration Rights Agreement applicable to "Holders" thereunder as fully as if such terms were contained herein. Exhibit D sets forth each Member's address for Notices pursuant to the Registration Rights Agreement.

         Section 3.04.     Lock-Up.
                           -------

                  (a) Each of the Members agrees (and each holder of a Company Option that executes a Net Exercise Amendment will agree pursuant to such Net Exercise Amendment) that, from and after the Effective Time and continuing until the date that is 361 days after the IWO Effective Date, such Member (or such optionholder) will not offer to sell, sell, contract to sell, transfer, assign, distribute, pledge, make any short sale of, loan, grant any option for the purchase of, or otherwise directly or indirectly dispose of, or announce an offering of, any shares of Buyer Common Stock or securities convertible into or exchangeable for Buyer Common Stock (collectively, "Transfer") that may be owned, beneficially or of record, by such Member (or such optionholder) without the prior written consent of Buyer unless such Transfer complies with the provisions hereof (the "Resale Restriction"). Notwithstanding the foregoing and subject to the Members' (or optionholders') rights to participate in and Transfer Buyer Common Stock in any Demand Underwritten Registration or Other Underwritten Registration, with respect to each Member (or such optionholder) (i) if the IWO Effective Date occurs on or prior to May 31, 2002, (1) 20% of the Buyer Shares issued to such Member (or such optionholder) shall be released from the Resale Restriction on the date that is 121 days after the IWO Effective Date and (2) an additional 20% of the Buyer Shares issued to such Member (or such optionholder) shall be released from the Resale Restriction every 60 days thereafter, (ii) if the IWO Effective Date occurs after May 31, 2002, (1) 20% of the Buyer Shares issued to such Member (or such optionholder) shall be released from the Resale Restriction on the date that is 121 days after the IWO Effective Date, (2) an additional 20% of the Buyer Shares issued to such Member (or such optionholder) shall be released from the Resale Restriction on the date that is 161 days after the IWO Effective Date, (3) 30% of the Buyer Shares issued to such Member (or such optionholder) shall be released from the Resale Restriction on the date that is 201 days after the IWO Effective Date and (4) the remaining Buyer Shares issued to such Member (or such optionholder) shall be released from the Resale Restriction on April 15, 2003 and (iii) if the IWO Merger Agreement is terminated by any party thereto, (1) 20% of the Buyer Shares issued to such Member (or such optionholder) shall be released from the Resale Restriction on the date that is 121 days after the Closing Date and (2) an additional 20% of the Buyer Shares issued to such Member (or such optionholder) shall be released from the Resale Restriction every 60 days thereafter. Notwithstanding, the foregoing, the restrictions contained in this Section 3.04 shall not prohibit the Members named in Section 8.02(i) from distributing the shares of Buyer Common Stock received by such Member in the Merger to their respective stockholders as contemplated by
Section 8.02(i), provided that each such stockholder has agreed to be bound by the lock-up provisions of this Section 3.04.

                  (b) The Resale Restrictions shall apply to each Member (and optionholder) proportionately provided that a Member (or optionholder) may allocate the Resale Restriction lapse applicable to any of its Buyer Shares to another Member (or optionholder) if the assigning Member (or optionholder) and the assignee Member (or optionholder) provide at least five business days prior written notice to Buyer and the assigning Member (or optionholder) agrees in writing that an equivalent number of its Buyer Shares shall not be released from the Resale Restriction.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

         Each Member hereby, severally and not jointly, represents and warrants to the Buyer Companies and to each of the other Members that:

         Section 4.01. Membership Units. Such Member is the beneficial and record owner of the number of Company Membership Units as set forth in Schedule
4.01 of the disclosure schedule delivered to Buyer by the Company on the date hereof (the "Company Disclosure Schedule"), free and clear of any lien, claim, pledge, encumbrance or other adverse claim. Except for such Company Membership Units set forth in the Company Disclosure Schedule, such Member does not own beneficially or of record, any other equity security, including without limitation any option, warrant or right entitling the holder thereof to purchase or otherwise acquire any equity interests of the Company.

         Section 4.02. Organization; Authorization of Agreement. Such Member, to the extent not a natural person, is duly organized, validly existing and in good standing under the Laws of the jurisdiction set forth on Schedule
4.02 of the Company Disclosure Schedule. Schedule 4.02 of the Company Disclosure Schedule sets forth each Affiliate of such Member (as defined by Rule 405 promulgated under the Securities Act) but excluding any person that may be deemed an Affiliate solely as a result of serving as an officer or director of any applicable person. Schedule 4.02 of the Company Disclosure Schedule sets forth, to the extent a natural person, the state of residence of such Member. Such Member has full legal right, power, capacity and authority to execute, deliver and perform its obligations pursuant to this Agreement and to execute, deliver and perform its obligations under each instrument required hereby to be executed and delivered by such Member at the Closing. This Agreement has been duly executed and delivered by such Member and this Agreement constitutes and, to the extent it purports to obligate such Member, each such instrument will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of such Member enforceable against it in accordance with its terms.

         Section 4.03.     Absence of Conflicts.
                           --------------------

                  (a) Except as disclosed in Schedule 4.03(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by such Member does not, and the consummation of the transactions contemplated hereby will not (i) to the extent applicable, conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of such Member, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to such Member or by which any of such Member's assets or properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the Company Membership Units pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Member is a party or by or to which such Member or any of its Company Membership Units is bound or subject, except where such matter would not reasonably be expected to have a Company Material Adverse Effect (as defined herein) or a materially adverse effect on the ability of the Member or Buyer to consummate the transactions contemplated hereby in the manner contemplated hereby or fulfill its obligations hereunder.

                  (b) Except as disclosed in Schedule 4.03(b) on the Company Disclosure Schedule, the execution and delivery of this Agreement by such Member does not, and consummation of the transactions contemplated hereby will not, require such Member to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental, administrative or regulatory authority, agency, commission, court or instrumentality, whether national, federal, regional, state, provincial, territorial, local, domestic or foreign (collectively, "Governmental Entities") or third person.

         Section 4.04.     Investment Representations; Waiver of Dissenters
Rights.

                  (a) Such Member, either alone or with its purchaser representative as defined in Rule 501(h) under the Securities Act, if any, is capable of evaluating the merits and risks of its investment in the Buyer Shares. Such Member, by reason of such Member's business or financial experience, either alone or with its purchaser representative, if any, has the capacity to protect such Member's own interests in connection with the acquisition of Buyer Shares hereunder. Such Member is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act with respect to Buyer, except, with respect to any Member that becomes a "Member" by executing a Member Addendum, as otherwise expressly provided in such Member Addendum. Such Member has received a copy of each of the Buyer SEC Reports (as defined in Section 6.06(a)).

                  (b) Such Member understands that the Buyer Shares may be "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that such Member may dispose of the shares of Buyer Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. As a consequence, such Member understands that it must bear the economic risk of the investment in the Buyer Shares for an indefinite period of time. Such Member agrees not to make any offer to Transfer or to Transfer all or any part of the Buyer Shares received by such member in violation of the Securities Act or the rules and regulations thereunder and will hold all such shares subject to all applicable provisions of the Securities Act and the rules and regulations thereunder.

                  (c) Such Member hereby irrevocably waives any right under the Georgia LLCA to dissent from the Merger, and obtain payment of the fair value of his, her or its membership interest in the Company in connection with the Merger.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Buyer Companies that:

         Section 5.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a limited liability company or corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in the State of Georgia, which is the only jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. Schedule 5.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all of the Company's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company, and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Section 12.02 of this Agreement.

         Section 5.02. Articles of Organization; Operating Agreement; Other Organizational Documents. The Company has heretofore furnished to Buyer complete and correct copies of the articles of organization, operating agreements, charter, bylaws or the equivalent organizational documents, in each case as amended or restated, of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its articles of organization or charter or any material provision of its operating agreement or bylaws (or other equivalent organizational documents).

         Section 5.03.     Capitalization.
                           --------------

                  (a) As of the date of this Agreement, 21,311,652 membership units of the Company (the "Company Membership Units") were issued and outstanding. Schedule 5.03(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and correct list of each record holder of Company Membership Units and the number of Company Membership Units owned by each such holder. As of the date of this Agreement, 3,319,619 Company Membership Units were reserved for future issuance pursuant to outstanding Company Options.

                  (b)      Except as described in this Section 5.03 or in
Schedule 5.03(b) of the Company Disclosure Schedule, as of the date of this Agreement, no membership interests or other equity securities or equity appreciation rights of the Company are issued or outstanding or reserved for any purpose. Each of the outstanding membership or other equity interests in each of the Company and its subsidiaries is, and each such interest issuable upon the exercise of the Company Options will be when issued, duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been, or will not be, issued in violation of (nor are any of the authorized equity interests in such entities subject to) any preemptive or similar rights created by statute, the articles of organization, operating agreement, charter or bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or bound, and such outstanding membership or other equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in Schedule 5.03(b) of the Company Disclosure Schedule, all shares of capital stock or other equity interests in each subsidiary of the Company are owned by the Company or by a direct or indirect wholly-owned subsidiary of the Company.

                  (c)      Except as set forth in Section 5.03(a) above or in
Schedule 5.03(c)(i) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued equity interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue, deliver or sell, or cause to be granted, issued, delivered or sold, any membership or other equity interests in the Company or any of its subsidiaries, by sale, lease, license or otherwise. Except as set forth in Schedule 5.03(c)(ii) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any subsidiary of the Company to (i) repurchase, redeem or otherwise acquire any membership or other equity interests in the Company or any subsidiary of the Company; (ii) dispose of any membership or other equity interest in the Company or any subsidiary of the Company; or (iii) (other than advances to subsidiaries in the ordinary course of business) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. Except as described in Schedule 5.03(c)(iii) of the Company Disclosure Schedule, none of the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or
(z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock or other equity interests of any person (other than the subsidiaries of the Company set forth in Schedule 5.01 of the Company Disclosure Schedule). Except as set forth in Schedule 5.03(c)(iv) of the Company Disclosure Schedule and except for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any membership or other equity interests in the Company or any of its subsidiaries. Except as set forth in Schedule 5.03(c)(v) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members of the Company may vote.

                  (d) The Company has delivered to Buyer complete and correct copies of (i) all option plans and all other equity incentive plans of the Company (the "Company Option Plans") and the form of the Company Option issued pursuant to such Company Option Plans, including all amendments thereto and (ii) all the Company Options that are not in the form thereof provided under clause (i) above. Schedule 5.03(d) of the Company Disclosure Schedule sets forth a complete and correct list of all outstanding Company Options, including any not granted pursuant to the Company Option Plan, setting forth as of the date hereof (i) the exercise price of each outstanding Company Option, (ii) the number of Company Options presently exercisable, (iii) assuming no amendment or waiver of the terms thereof, the number of Company Options that will become exercisable upon the execution and delivery of this Agreement or on account of the Merger or any other transaction contemplated hereby and (iv) the name of the holder of such option and the state of residence of such person. All Company Options outstanding immediately as of the Effective Time will be terminated at the Effective Time either in accordance with their terms or in accordance with the terms of Section 2.03.

                  (e) Except as set forth in Schedule 5.03(e) of the Company Disclosure Schedule, no membership interest in the Company is owned beneficially or of record by any person or persons who are aliens or corporations organized under the laws of a foreign government within the meaning of Section 310(b) of the Federal Communications Act of 1934, as amended (the "Communications Act").

                  (f) Schedule 5.03(f) of the Company Disclosure Schedule contains true and correct copies of the most recent accredited investor certificates executed and delivered to the Company by each holder of Company Membership Units or Company Options.

         Section 5.04. Authority. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The management committee and the members of the Company have approved this Agreement, the Merger and the other transactions contemplated hereby. No additional vote of the members of the Company or of the holders of any other securities of the Company (equity or otherwise) is required by Law or the articles of organization or operating agreement of the Company for the Company to adopt this Agreement and approve and consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Buyer Companies, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         Section 5.05.     No Conflict; Required Filings and Consents.
                           ------------------------------------------

                  (a)      Assuming that the Company Approvals (as defined in
Section 5.05(b)) have been obtained and that the filings and notifications described in Section 5.05(b) have been made, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the articles of organization or operating agreement, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries,
(ii) conflict with or violate in any material respect any Laws applicable to the Company or any of its subsidiaries or by which any of their respective assets or properties is bound or subject or (iii) except as described in Schedule 5.05(a) of the Company Disclosure Schedule, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective assets or properties is bound or subject.

                  (b) The execution and delivery of this Agreement by the Company does not, and consummation of the transactions contemplated hereby will not, require the Company or any of its subsidiaries to obtain any consent, license, permit, approval, waiver, authorization or order of (collectively, the "Company Approvals"), or to make any filing with or notification to, any Governmental Entities or third person, except (i) as set forth in Schedule 5.05(b) of the Company Disclosure Schedule, (ii) for applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the filing and recordation of appropriate merger documents as required by the Georgia LLCA or (iii) where the failure to obtain such Company approvals, or to make such filings or notifications, would not prevent the Company from performing any of its obligations under this Agreement and would not reasonably be expected to result in any material liability to, or the loss of any material right or benefit of, the Company or its subsidiaries.

         Section 5.06. Permits; Compliance. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"); and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding, and no event has occurred that has resulted in or after notice or lapse of time or both would reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction, termination or cancellation of, or order of forfeiture or substantial fine with respect to, any of the Company Permits or, to the knowledge of the Company, the personal communications service licenses held by WirelessCo L.P., Sprint Spectrum L.P. or any of their respective affiliates (collectively, "Sprint PCS") that are the subject of the Company Sprint Agreements (as defined in Section 5.21(a)) (the "Company Sprint Licenses"). None of the Company nor any of its subsidiaries is or has been in conflict with, or in default or violation of (a) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective assets or properties are bound or subject or (b) any of the Company Permits, including the Company Sprint Licenses. None of the Company nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws or Company Permits. No facts are known to the Company or any of its subsidiaries which if known by a Governmental Entity of competent jurisdiction would present a substantial risk that any Company Permit could be revoked, suspended, adversely modified, not renewed, impaired, restricted, terminated, forfeited or a substantial fine imposed against the Company or any of its subsidiaries, and neither the execution by the Company of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this Agreement is reasonably likely to result in the occurrence of any of the consequences set forth in this Section 5.06.

         Section 5.07. Financial Statements. Included in Schedule 5.07 of the Company Disclosure Schedule are true and complete copies of the financial statements of the Company consisting of (i) audited balance sheets of the Company as of December 31, 2000, 1999 and 1998, and the related audited statements of income, changes in stockholders' equity and cash flows for the calendar years then ended (including the notes or other supplementary information thereto) (the "Company Audited Financial Statements"), which financial statements have been audited, and are accompanied by the signed audit reports of the Company's independent public accountants for each of such calendar years, and (i) an unaudited balance sheet of the Company as of December 31, 2001, and the related unaudited statements of income, changes in stockholders' equity and cash flows for the twelve months then ended and for the corresponding period of the Company's prior calendar year (the "Company Interim Financial Statements," and, collectively with the Company Audited Financial Statements, the "Company Financial Statements"). Each of the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in GAAP and (B) as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal recurring year-end adjustments), except that the Company Interim Financial Statements are subject to the adjustments set forth in Section
5.07 of the Company Disclosure Schedule. Except for the adjustments and restatements set forth in Section 5.07 of the Company Disclosure Schedule, there will be no adjustments or restatements to the Company Financial Statements. The books and records of the Company and its subsidiaries have been and are being maintained in accordance with GAAP and reflect only actual transactions. As of December 31, 2001, the Company had $52,436,395 in outstanding indebtedness and $752,237 million in cash, cash equivalents, restricted cash and investment securities within the meaning of GAAP.

         Section 5.08. Absence of Certain Changes or Events. Except as set forth in Schedule 5.08 of the Company Disclosure Schedule, since December 31, 2000 through the date hereof, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of the Company or any of its subsidiaries; (ii) any material change by the Company or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary of the Company to the Company or another subsidiary of the Company, any declaration, setting aside or payment of any distributions in respect of the Company Membership Units or the shares of stock of, or other equity interests in, any subsidiary of the Company, or any redemption, purchase or other acquisition by the Company or any of its subsidiaries of any of the Company's securities or any of the securities of any subsidiary of the Company; (iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, option (including, without limitation, the granting of equity options, equity appreciation rights, performance awards, or restricted equity awards), equity purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, management committee members, officers or employees of the Company or its subsidiaries, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice or (B) the granting of equity options in the ordinary course of business to employees of the Company or its subsidiaries who are not directors, management committee members or officers of the Company; (v) any revaluation by the Company or any of its subsidiaries of any of their assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (vi) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries, taken as a whole (other than this Agreement and the transactions contemplated hereby); or (vii) any material increase in indebtedness for borrowed money. Except as set forth in Schedule 5.08 of the Company Disclosure Schedule, since December 31, 2001, there has not been a Company Material Adverse Effect or an event, occurrence or development which would be reasonably expected to have a Company Material Adverse Effect The term "Company Material Adverse Effect" as used in this Agreement shall mean any change, effect, event or occurrence that is or would reasonably be expected to be materially adverse to the current or future financial condition, results of operations, business, properties or operations of the Company and its subsidiaries, taken as a whole; provided, however, that any such change, effect, event or occurrence arising out of or attributable to (A) general economic, political or financial market conditions, (B) action taken by the Company with the prior written consent of Buyer, (C) the Company's compliance with its covenants under, or the terms and conditions of, this Agreement, (D) conditions generally affecting the wireless telecommunications industry or Sprint PCS affiliates, except to the extent such conditions have a materially disproportionate impact on the Company as compared to Buyer, (E) the execution or announcement of this Agreement or (F) operating losses, decreases in the Company's current assets or increases in indebtedness in each case to the extent consistent with the Company's business plan for fiscal year 2002 previously provided to Buyer shall be excluded from the determination of a Company Material Adverse Effect.

         Section 5.09.     Absence of Litigation. Except as set forth in
Schedule 5.09 of the Company Disclosure Schedule, there is no material claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at Law or in equity, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries is subject to any continuing order, consent decree or settlement agreement of, or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, court or arbitration tribunal, or any judgment, order, writ, injunction, decree, cease-and-desist order or award of any Governmental Entity, court or arbitrational tribunal.

         Section 5.10.     Company Employee Benefit Plans; Labor Matters.
                           ---------------------------------------------

                  (a) Schedule 5.10(a) of the Company Disclosure Schedule sets forth each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including all amendments thereto, maintained or contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries has or could incur liability, including without limitation, under Section 4069, 4212(c) or 4204 of ERISA, whether or not such plan, program, arrangement or contract has been terminated prior to the date of this Agreement (the "Company Benefit Plans"). The Company has made available to Buyer a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan, (ii) each Company Benefit Plan, (iii) each trust agreement relating to each Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, including any summary of material modifications, (v) the most recent actuarial report or valuation relating to each Company Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan intended to be qualified under Section 401 of the Code.

                  (b) Except as set forth in Schedule 5.10(b), with respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law. Except as otherwise set forth in Schedule 5.10(b) of the Company Disclosure Schedule:

                           (i)      Each Company Benefit Plan has been
                  administered in accordance with its terms and applicable Law and, as to any Company Benefit Plan intended to be qualified under Section 401 of the Code, such Company Benefit Plan satisfies the requirements of such Section and has received a favorable IRS determination letter that includes all changes required to be made by applicable Law or has timely filed a request for a determination letter covering such required amendments;

                           (ii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Company Benefit Plans or their assets, and there is no basis for any such action, suit or claim;

                           (iii) All contributions required to be made to the Company Benefit Plans pursuant to their terms and provisions and applicable Law have been made timely;

                           (iv) No Company Benefit Plan is subject to Title IV of ERISA; and

                           (v) In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made (including the acceleration of any vesting) under the Company Benefit Plans or any of the programs, agreements, policies or other arrangements described in
                  Section 5.10(d) of this Agreement which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

                  (c) Neither Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries which may interfere with the respective business activities of the Company or any of its subsidiaries. None of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries, and there is no pending or threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

                  (d) Except as set forth in Schedule 5.10(d), neither the Company nor any of its subsidiaries is a party to or is bound by any change of control or severance plans, agreements, programs or policies. Schedule 5.10(d) of the Company Disclosure Schedule sets forth, and the Company has provided to Buyer true and correct copies of, (i) all employment agreements with officers of the Company or its subsidiaries; (ii) all agreements with consultants of the Company or its subsidiaries; (iii) all non-competition agreements with the Company or a subsidiary executed by officers of the Company; and (iv) all compensation, including equity based and benefit plans, programs, agreements and other arrangements of the Company or its subsidiaries with or relating to its employees, members of the management committee or consultants.

                  (e) Except as provided in Schedule 5.10(e) of the Company Disclosure Schedule, (x) no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person and (y) neither Company nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

                  (f) Except as provided in Schedule 5.10(f) of the Company Disclosure Schedule, neither Company nor any of its subsidiaries contributes to or has an obligation (including any secondary obligation) to contribute to, and prior to the date of this Agreement has not contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (g) Except as set forth in Schedule 5.10(g) of the Company Disclosure Schedule, the Company has not amended, or taken any other actions with respect to any of the Company Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 5.10(d) of this Agreement since December 31, 2000.

                  (h) Except as set forth in Schedule 5.10(h), each Company Benefit Plan may be unilaterally amended or terminated at any time by the Company or a subsidiary of the Company without liability other than for benefits accrued thereunder prior to the date of such amendment or termination.

                  (i) No present or former employee or independent contractor performing services for the Company has a claim pending or, to the knowledge of the Company, has threatened to make a claim against the Company, including any claim for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period), (iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the Company's current fiscal year,
(iv) any violation of any rule or contract relating to minimum wages or maximum hours of work, (v) discrimination against employees on any basis, (vi) unlawful or wrongful employment or termination practices, (vii) unlawful retirement, termination or labor relations practices or breach of contract or (viii) any violation of occupational safety or health standards. There are no administrative charges, arbitration or mediation proceedings or court complaints pending or, to the knowledge of the Company, threatened against the Company before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency or any other entity concerning alleged employment discrimination, contract violation or any other matters relating to the employment of labor.

                  (j) The Company is and has been in compliance in all material respects with applicable rules and regulations relating to the employment of labor, including employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, occupational health and safety, severance, termination or discharge, collective bargaining and the payment of employee welfare and retirement and other taxes, the Worker Adjustment Retraining and Notification Act (without giving effect to any action that may be taken by the Buyer Companies at or following the Effective Time) and the Immigration Reform and Control Act of 1986, each as amended, and are not engaged in any unfair labor practice or any material violation of any other law, rule or regulation concerning employment or retention of independent contractors.

                  (k) Schedule 5.10(k) of the Company Disclosure Schedule sets forth, for the Company, a true and complete list of management committee members and officers who perform services for the Company, and for each such person includes a complete and accurate summary description of the material compensation paid to such person (including the date of the most recent increase thereof) and any severance pay, lump sum or other payment, compensation or other remuneration that such person is or would be eligible to receive, or has received, upon termination of employment or service or as a result of the Merger.

         Section 5.11.     Taxes.
                           -----

                  (a) Except as set forth in Schedule 5.11(a) of the Company Disclosure Schedule, (i) all returns and reports ("Tax Returns") of or with respect to any Tax which are required to be filed on or before the Closing Date by or with respect to the Company or any its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to the Company or any of its subsidiaries have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) Schedule 5.11(b) of the Company Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Company and its subsidiaries for the six taxable years ending prior to the date hereof, indicates those Tax Returns that have been audited, indicates those Tax Returns that are currently the subject of audit, and indicates those Tax Returns whose audits have been closed.

                  (c) Except as set forth in Schedule 5.11(c) of the Company Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any its subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company or any of its subsidiaries.

                  (d) There is no claim against the Company or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company or any of its subsidiaries other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 5.11(d) of the Company Disclosure Schedule.

                  (e) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 5.07(b) of this Agreement are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company and any of its subsidiaries up to and through the periods covered thereby.

                  (f) Neither the Company nor any of its subsidiaries have entered into any Tax allocation or sharing agreement with any other person.

                  (g) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of any of the Company or its subsidiaries.

                  (h) Neither the Company nor any of its subsidiaries will be required to include any amount in income for any taxable period beginning after December 31, 2001 as a result of a change in accounting method for any taxable period ending on or before December 31, 2001 or pursuant to any agreement with any Tax authority with respect to any such taxable period. Neither the Company nor any of its subsidiaries will be required to include in any period ending after the Closing Date any income that accrued in a prior period but was not recognized in any prior period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or the cash method of accounting.

                  (i) Neither the Company nor any of its subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the
Code) or other entity the income of which is required to be included in the income of the Company or such subsidiary.

                  (j) Except as set forth in Schedule 5.11(j) of the Company Disclosure Schedule, none of the property of the Company or any of its subsidiaries is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

                  (k) Neither the Company nor any of its subsidiaries have entered into any agreement or arrangement with any taxing authority that requires any of the Company and its subsidiaries to take any action or to refrain from taking any action.

                  (l) Throughout the period beginning with its formation and ending at the Effective Time (i) the Company has been classified as a partnership for United States federal income tax purposes, and (ii) each subsidiary of the Company has been classified as either a partnership or an entity that is disregarded as separate from its owner for United States federal income tax purposes.

         Section 5.12.     Environmental Matters Except as set forth in Schedule
5.12 of the Company Disclosure Schedule: (i) the properties, operations and activities of the Company and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws; (ii) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by any third person, including without limitation, any governmental authority, under any Environmental Law; (iii) all notices, permits, exemptions, registrations, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Law in connection with any material aspect of the business of the Company or its subsidiaries, including without limitation, those relating to the generation, treatment, storage, transport, disposal or release of a Hazardous Substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such notices, permits, exemptions, registrations, licenses and similar authorizations; (iv) the Company and its subsidiaries have satisfied and are currently in compliance in all material respects with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and the Company and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) there are no physical or environmental conditions existing on any property of the Company or its subsidiaries or resulting from the Company's or such subsidiaries' operations or activities, past or present, on-site or, to the knowledge of the Company, offsite, at any location, that would give rise to any on-site or off-site investigatory or remedial obligations imposed on the Company or any of its subsidiaries under any Environmental Laws; (vi) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all Hazardous Substances generated by the Company and its subsidiaries have been transported only by carriers duly licensed, as applicable, by governmental authorities and authorized under Environmental Laws to transport such substances, and disposed of only at treatment, storage, and disposal facilities duly licensed, as applicable, by governmental authorities and authorized under Environmental Laws to treat, store or dispose of such substances; (vii) there has been no exposure of any person or property to Hazardous Substances, nor has there been any release of Hazardous Substances into the environment by the Company or its subsidiaries or in connection with their properties, operations or activities, in either event that could reasonably be expected to give rise to any material claim against the Company or any of its subsidiaries for damages or compensation; and (viii) the Company and its subsidiaries have made available to Buyer all internal and external environmental audits, studies or activities, correspondence and related documents on environmental matters in the possession of the Company or its subsidiaries relating to any of the current or former properties, operations or activities of the Company and its subsidiaries.

         For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, common law, judgments, settlements, decrees or orders of any governmental authority pertaining to health, safety or the environment currently in effect in any and all jurisdictions in which the party in question and its subsidiaries own or have owned property or conduct or have conducted business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, any state Laws implementing the foregoing federal Laws, and any state Laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection Laws. For purposes of this Agreement, the term "Hazardous Substances" shall mean: (i) any "waste," "hazardous waste," "industrial waste," "solid waste," "hazardous material," "hazardous substance," "toxic substance," "hazardous material," "pollutant," or "contaminant" as those or similar terms are defined, identified, or regulated under any Environmental Laws; (2) any asbestos, polychlorinated biphenyls, or radon; (3) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any components, fractions, or derivatives thereof; and
(4) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or results in any governmental authority requiring any environmental investigation, remediation, or monitoring thereof. Also for purposes of this Agreement, "release" shall have the meaning specified in CERCLA, and "disposal" shall have the meaning specified in RCRA; provided, however, that to the extent the Laws of the state in which the property is located establish a meaning for "release" or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         Section 5.13. Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover Law, state or federal (each, a "Takeover Statute") is applicable to the Company in connection with the Merger or the other transactions contemplated hereby.

         Section 5.14. Brokers. Except for Nations Media Partners, no broker, finder or investment banker is entitled to any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. Prior to the date of this Agreement, the Company has delivered to Buyer a complete and correct copy of all compensation agreements pursuant to which Nations Media Partners will be entitled to any payment relating to the transactions contemplated by this Agreement.

         Section 5.15. Insurance. Schedule 5.15 of the Company Disclosure Schedule sets forth an accurate and complete list of all insurance coverage currently in effect or that was in effect at any time during the past five years for the Company and its subsidiaries, including in each case the name of the underwriter, the risks insured, the coverage amounts and related limits, the deductibles, the expiration date and all significant riders. Except as set forth in Schedule 5.15 of the Company Disclosure Schedule, none of the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of the Company or its subsidiaries. The insurance policies of the Company and of its subsidiaries are valid and enforceable policies.

         Section 5.16.     Properties.
                           ----------

                  (a) Except as set forth in Schedule 5.16(a) of the Company Disclosure Schedule, each of the Company and its subsidiaries has good and marketable title, free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible or intangible, that are reflected on the most recent balance sheet contained in the Company Interim Financial Statements or acquired after the date of such balance sheet, except for dispositions of such properties or assets in the ordinary course of business consistent with past practice and except for (i) liens for Taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) such matters of title, easements and encumbrances, if any, as do not materially and adversely interfere with the use of the property as such property is used on the date of this Agreement and (iii) mechanic's, materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business (the items in clauses (i) (ii) and (iii) collectively, the "Company Permitted Liens").

                  (b) Schedule 5.16(b) of the Company Disclosure Schedule sets forth an accurate and complete list and description of all real property owned by the Company or any of its subsidiaries and all buildings and improvements thereon.

         Section 5.17.     Leases.
                           ------

                  (a) Schedule 5.17(a) of the Company Disclosure Schedule contains an accurate and complete list of each lease pursuant to which the Company or any of its subsidiaries leases any real property (which list excludes leases or licenses of tower space to which the Company or any of its subsidiaries is a party ("Company Tower Leases") and leases of land containing towers) (each, including the leases and licenses described in the immediately preceding parenthetical, a "Company Lease")). A true and complete copy of each Company Lease has heretofore been made available to Buyer.

                  (b) Each Company Lease is valid, binding and enforceable in all material respects in accordance with its terms and is in full force and effect. The leasehold estate created by each Company Lease of real property (an "Company Leased Premise") is free and clear of all liens and encumbrances other than any Company Permitted Liens. There are no existing material defaults by the Company or any of its subsidiaries under any of the Company Leases, and, to the knowledge of the Company, no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default under any Company Lease. None of Company nor any of its subsidiaries has received any written notice that any lessor under any Company Lease will not consent (where such consent is necessary) to the consummation of the Merger without requiring any modification of the rights or obligations of the lessee thereunder that is a material change to the rights or obligations under such lease.

         Section 5.18. No Undisclosed Liabilities. Except (i) as disclosed in the Company Interim Financial Statements and (ii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice of the Company and its subsidiaries since the date of the balance sheet contained in the Company Interim Financial Statements, none of the Company nor any of its subsidiaries has any liability, commitment or obligation of any nature, whether or not absolute, accrued, contingent or otherwise that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its subsidiaries prepared in accordance with GAAP as of the date hereof.

         Section 5.19.     Certain Contracts.
                           -----------------

                  (a) Except for contracts or agreements described in clauses (i), (iii), (iv), (v), (vii), (viii), (xiii), (xiv), (xvi), (xvii),
(xx), (xxi) and (xxii) that provide for aggregate payments to any person in any calendar year of less than $100,000, Schedule 5.19(a) of the Company Disclosure Schedule contains as of the date of this Agreement a complete and accurate list of each of the following contracts, each of which has been made available to Buyer by the Company:

                           (i) contracts or agreements of the Company or any of its subsidiaries relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

                           (ii) contracts or agreements that contain restrictions with respect to payment of dividends or any other distribution in respect of the equity of the Company or any of its subsidiaries;

                           (iii)    any letters of credit or similar
                  arrangements relating to the Company or any of its subsidiaries;

                           (iv) any employment or consulting agreements with any employee of the Company or any of its subsidiaries or other person on a consulting basis;

                           (v) any management, consulting or advisory agreements, or severance plans or arrangements for any present or former employee of the Company or any of its subsidiaries;

                           (vi)     any non-disclosure agreements and
                  non-compete agreements binding present and former employees of the Company or any of its subsidiaries;

                           (vii) any agreement under which the Company or any of its subsidiaries is lessee of or holds or operates any property, real or personal;

                           (viii) any agreement under which the Company or any of its subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal;

                           (ix) any agreement relating to the acquisition or divestiture of membership interests, capital stock or other equity securities, assets (other than acquisitions or divestitures of assets in the ordinary course of business) or business of any person pursuant to which the Company or any of its subsidiaries is a party or has any liability, contingent or otherwise;

                           (x) any powers of attorney granted by or on behalf of the Company or any of its subsidiaries;

                           (xi) any agreement, other than agreements entered into in the ordinary course of the Company's or any of its subsidiaries' business consistent with past practice, which prevents the Company or any of its subsidiaries from disclosing confidential information;

                           (xii) any agreement that in any way purports to prohibit the Company or any of its subsidiaries from freely engaging in business anywhere in the State of Georgia or competing with any other person;

                           (xiii) any sales distribution agreements, franchise agreements and advertising agreements relating to the Company or any of its subsidiaries;

                           (xiv) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of its subsidiaries;

                           (xv) any agreement pursuant to which the Company or any of its subsidiaries has agreed to defend, indemnify or hold harmless any other Person, other than the Company Tower Leases;

                           (xvi) any agreement pursuant to which the Company or any of its subsidiaries has agreed to settle any liability for Taxes;

                           (xvii) any agreement pursuant to which the Company has agreed to shift or allocate the liability of the Company, any of its subsidiaries or any other person for Taxes;

                           (xviii)  any agreement pursuant to which the Company
                  may be required to file a registration statement under the Securities Act with respect to any securities issued by the Company;

                           (xix) any joint venture agreement or partnership agreement to which the Company or any of its subsidiaries is a party;

                           (xx) any requirements or output contracts to which the Company or any of its subsidiaries is a party;

                           (xxi) any vendor agreements to which the Company or any of its subsidiaries is a party;

                           (xxii) any construction contracts or construction management contracts to which the Company or any of its subsidiaries is a party;

                           (xxiii)  any agreement between the Company or any of
                  its subsidiaries, on the one hand, and any of their respective members, on the other hand; and

                           (xxiv) any other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound and which is material to the Company and its subsidiaries taken as a whole.

                  (b) Except as set forth in Schedule 5.19(b) of the Company Disclosure Schedule, with respect to each Company Contract (as defined below): (i) such Company Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms; (ii) none of the Company nor any of its subsidiaries is in material breach or material default thereof, nor has the Company or any of its subsidiaries received notice that it is in material breach of or material default thereof; and (iii) no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default thereof by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party thereto or would permit termination, material modification, or acceleration thereof by any other party thereto. Except as set forth in Schedule 5.19(b) of the Company Disclosure Schedule, none of the Company nor any of its subsidiaries is a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Schedule 5.19(a) of the Company Disclosure Schedule under the terms of this Section 5.19. The Company has made available to Buyer an accurate description of each oral contract, agreement or other arrangement set forth in
Schedule 5.19(b) of the Company Disclosure Schedule.

                  (c) Each contract, arrangement, commitment or understanding of any type or form required to be set forth in Schedule 5.19(a) of the Company Disclosure Schedule, whether or not set forth in Schedule 5.19
(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract".

         Section 5.20.     Distributors and Suppliers. Except as set forth in
Schedule 5.20 of the Company Disclosure Schedule, since December 31, 2000, there has not been any material adverse change in the business relationship of the Company or any of its subsidiaries with any distributor who accounted for more than 2% of Company's sales (on a consolidated basis) during the period from December 31, 2000 to September 30, 2001, or with any supplier from whom the Company or any of its subsidiaries purchased more than 5% of the goods or services (on a consolidated basis) which it purchased during the period from December 31, 2000 to September 30, 2001. Except as set forth in Schedule 5.20 of the Company Disclosure Schedule, none of the Company nor any of its subsidiaries has knowledge of any termination or intended termination by any such distributor or supplier of its business relationship with the Company or any of its subsidiaries or any modification or intended modification of its business relationship with the Company or any of its subsidiaries in a manner which is adverse in any material respect to the Company, and none of the Company nor any of its subsidiaries has knowledge of any facts which could reasonably be expected to form an adequate basis for such termination or modification.

         Section 5.21.     Sprint Agreement Compliance.
                           ---------------------------

                  (a) Schedule 5.21(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all agreements, together with all amendments, waivers or other changes thereto, between the Company, its subsidiaries or any of its affiliates, on the one hand, and Sprint PCS, on the other hand (collectively, the "Company Sprint Agreements"). The Company has made available to Buyer a true and complete copy of each of the Company Sprint Agreements. There are no unwritten amendments to, or waivers or other changes under, any Company Sprint Agreement.

                  (b) Each of the Company Sprint Agreements is valid, binding and enforceable in all material respects in accordance with its terms, and is and shall be in full force and effect in all material respects without penalty in accordance with its terms upon consummation of the Merger and the other transactions contemplated by this Agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. The Company and its subsidiaries have performed all material obligations required to be performed by them under, and they are not in material default under or in material breach of, nor in receipt of any claim of default or breach under, any of the Company Sprint Agreements. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or any of its subsidiaries, or which would permit termination, cancellation or material modification by Sprint PCS, under any of the Company Sprint Agreements. None of the Company nor any of its subsidiaries has knowledge of any cancellation or anticipated cancellation by Sprint PCS of any of the Company Sprint Agreements. The Company and its subsidiaries have provided Buyer with copies of all written notices (excluding e-mail messages) received by it from Sprint PCS during the last six months (i) delivered pursuant to the official notice provisions of the Company Sprint Agreements or (ii) alleging a breach of the Company Sprint Agreements.

                  (c) The Company and its subsidiaries are in compliance in all material respects with the schedule and other goals established by the network build-out plan set forth in the Company Sprint Agreements to the extent required by the Company Sprint Agreements. Except as set forth in the Sprint Compliance Report relating to the October 2001 inspection of the Company, copies of which have been provided to Buyer, the Company and its subsidiaries have completed their build-out and network launch as of the date of such report.

         Section 5.22.     Intellectual Property.
                           ---------------------

                  (a) "Intellectual Property" means all intellectual property rights of every kind, including (i) all United States or foreign patents and all United States or foreign patent applications, (ii) all trade secret or confidential information, including without limitation, marketing, customer, planning, financial, research, development and technical information and data; (iii) all rights of copyright, including registrations and applications for registration thereof, and (iv) all trademarks, service marks, trademark registrations and applications, service mark registrations and applications, trade names and trade dress.

                  (b) The Company and its subsidiaries own or have the right to use or license, and to license others to use, if necessary, all Intellectual Property material to the businesses of the Company and its subsidiaries as such businesses are conducted on the date hereof (the "Company Intellectual Property"). Except as set forth in Schedule 5.22 of the Company Disclosure Schedule: (i) no written claim of invalidity or conflicting ownership rights with respect to any Company Intellectual Property has been made by a third person and the Company Intellectual Property is not the subject of any pending or, to the Company's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (ii) no person has given notice to the Company or any of its subsidiaries that the Company or any of its subsidiaries or licensees is infringing or misappropriating or has infringed or misappropriated the Intellectual Property of any third person; (iii) the conduct of the businesses of the Company and its subsidiaries does not and will not infringe or misappropriate any Intellectual Property of any third person; (iv) to the Company's knowledge, no other person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with the rights of the Company and its subsidiaries to use or exploit any Company Intellectual Property; and (v) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not impair the right of the Surviving Company to make, use, sell, license or dispose of, or to bring any action for the infringement of, any Company Intellectual Property. In addition, the matters disclosed in
Schedule 5.22 of the Company Disclosure Schedule would not reasonably be expected to have a Company Material Adverse Effect.

         Section 5.23.     Related Party Transactions. Except as set forth in
Schedule 5.23 of the Company Disclosure Schedule, to the knowledge of the Company, no Member or stockholder nor any officer or management committee member of the Company or any of its subsidiaries owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any person that is, a competitor, lessor, lessee, customer or supplier of the Company or any of its subsidiaries or which conducts a business similar to any business conducted by the Company or any of its subsidiaries. No Member, stockholder, officer or management committee member of the Company or any of its subsidiaries (a) owns or holds, directly or indirectly, in whole or in part, any Company Intellectual Property, (b) has any claim, charge, action or cause of action against the Company or any of its subsidiaries, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any employee benefit plan existing on the date hereof,
(c) has made, on behalf of the Company or any of its subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other person of which any Member, stockholder, officer or management committee member of the Company or any of its subsidiaries is a partner, member or stockholder (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), (d) owes any money to the Company or any of its subsidiaries or (e) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any of its subsidiaries.

         Section 5.24. Inventory. Except as disclosed in Schedule 5.24 of the Company Disclosure Schedule, the inventories of the Company reflected on the latest balance sheet included in the Company Interim Financial Statements, or acquired by the Company after the date thereof and prior to the Effective Time
(i) are of a quality useable or saleable in the ordinary course of business, and are of a quantity sufficient to enable the Company to carry on its business as currently conducted, (ii) are carried at amounts which reflect valuations at the lower of cost or market, (iii) have been determined in accordance with GAAP, and
(iv) except to the extent provided for in the reserve set forth on the latest balance sheet included in the Company Interim Financial Statements, in accordance with GAAP, do not include any obsolete, nonconforming or defective materials or any items that were, or should have been, at any prior time written-off or written-down by the Company. Except as disclosed in Schedule 5.24 of the Company Disclosure Schedule, the Company and its subsidiaries have, and the Surviving Company will have, no liability for any refunds, allowances or returns in respect of products sold or services provided prior to the date hereof (or the Effective Time, as applicable) or in respect of products included in the inventory of the Company as of the Effective Time and distributed, shipped or sold by or for the account of the Surviving Company after the Effective Time, except to the extent of the reserves therefor reflected on the latest balance sheet included in the Company Interim Financial Statements, in accordance with GAAP. Except as set forth in Schedule 5.24 of the Company Disclosure Schedule, all inventories disposed of subsequent to the date of the latest balance sheet included in the Company Interim Financial Statements have been disposed of only in the ordinary course of business and at prices and under terms that are normal and consistent with past practice.

         Section 5.25.     Accounts Receivable. Except as set forth in Schedule
5.25 of the Company Disclosure Schedule, all outstanding accounts, notes and loans receivable reflected on the latest balance sheet included in the Company Interim Financial Statements or accrued by the Company or any subsidiary after the date thereof and prior to the Effective Time are due and valid claims against account debtors for goods or services delivered or rendered, collectible in full within 90 days of delivery and subject to no defenses, offsets or counterclaims, except to the extent reserved against on the latest balance sheet included in the Company Interim Financial Statements, as applicable, in accordance with GAAP. The Surviving Company has no obligation pursuant to any rule or regulation of any Governmental Entity (whether in bankruptcy or insolvency proceedings or otherwise) to repay, return, refund or forfeit any receivables collected by the Company prior to the Effective Time or any receivables reflected on the latest balance sheet included in the Company Interim Financial Statements, which the Surviving Company collects after the Effective Time. Except as set forth in
Schedule 5.25 of the Company Disclosure Schedule, all receivables arose in the ordinary course of business, none of the obligors of such receivables have refused or given notice that it refuses to pay the full amount thereof and none of the obligors of such receivables is an affiliate of the Company. Except as set forth in Schedule 5.25 of the Company Disclosure Schedule, no receivables are subject to prior assignment or Lien. Except as reflected on the latest balance sheet included in the Company Interim Financial Statements, the Company has not incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise. Except as disclosed in Schedule 5.25 of the Company Disclosure Schedule, the Company has no liabilities for any refunds, allowances or returns in respect of products or services distributed, shipped or sold by or for the account of the Company or any subsidiary on or prior to the Effective Time, except to the extent of the reserves therefor reflected on the latest balance sheet included in the Company Interim Financial Statements, as applicable, in accordance with GAAP. Neither the Company nor any of its subsidiaries has any receivables arising out of secured transactions.

         Section 5.26. Bank Accounts. Schedule 5.26 of the Company Disclosure Schedule sets forth the names and addresses of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains an account, deposit, safe deposit box, lock box or other arrangement for the collection of accounts receivable or line of credit or other loan facility relationship or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. Prior to or at the Effective Time, the Company will deliver or make available to Buyer copies of all records pertaining to such bank accounts.
Schedule 5.26 of the Company Disclosure Schedule sets forth an accurate and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company ("Investments"). The Company and its subsidiaries have good and marketable title to all of the Investments.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer Companies hereby represent and warrant to the Company that:

         Section 6.01. Organization and Qualification. Each of the Buyer Companies is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not reasonably be expected to have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" as used in this Agreement shall mean any change, effect, event or occurrence that is or would reasonably be expected to be materially adverse to the current or future financial condition, results of operations, business, properties or operations of Buyer and its subsidiaries, taken as a whole; provided, however, that any such change, effect, event or occurrence arising out of or attributable to (A) general economic, political or financial market conditions, (B) action taken by Buyer with the prior written consent of the Company, (C) Buyer' compliance with its covenants under, or the terms and conditions of, this Agreement, (D) conditions generally affecting the wireless telecommunications industry or Sprint PCS affiliates, except to the extent such conditions have a materially disproportionate impact on Buyer as compared to the Company, (E) the execution or announcement of this Agreement or (F) any decline in the market price per share of Buyer Common Stock (but not any change, effect, event or occurrence underlying such decline to the extent such change, effect, event or occurrence would otherwise constitute a Buyer Material Adverse Effect), shall be excluded from the determination of a Buyer Material Adverse Effect.

         Section 6.02. Charter and Bylaws. Buyer has heretofore furnished to the Company a complete and correct copy of the charter and bylaws or other applicable organizational documents, as amended or restated, of each of the Buyer Companies. None of the Buyer Companies is in violation of any of the provisions of its charter or any material provision of its bylaws.

         Section 6.03.     Capitalization.
                           --------------

                  (a) The authorized capital stock of Buyer consists of (i) 500,000,000 shares of Buyer Common Stock, of which as of December 10, 2001, 27,751,598 shares were issued and outstanding, (ii) 300,000,000 shares of class B common stock, $0.01 par value per share (the "Buyer Class B Common Stock"), of which as of December 10, 2001, 56,600,144 shares were issued and outstanding and
(iii) 200,000,000 shares of preferred stock, $0.01 per value per share, of which as of December 10, 2001, no shares were issued and outstanding. As of December 10, 2001, no shares were held in treasury by Buyer and 6,635,580 shares of Buyer Common Stock were reserved for future issuance pursuant to outstanding options granted under the 1999 Amended and Restated Buyer Equity Incentive Plan. Except as described in this Section 6.03 or in Schedule 6.03(a) of the Buyer Disclosure Schedule, as of December 10, 2001, no shares of capital stock or other equity securities of Buyer are issued or outstanding or reserved for any purpose. Each of the outstanding shares of capital stock or other equity securities of Buyer and each of its subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock or other equity securities of Buyer or any of its subsidiaries subject to) any preemptive or similar rights created by statute, the charter or bylaws of Buyer or any of its subsidiaries, or any agreement to which Buyer or any of its subsidiaries is a party or bound.

                  (b)      Except as set forth in Section 6.03(a) above or in
Schedule 6.03(b)(i) of the Buyer Disclosure Schedule, as of the date hereof (and with respect to registration rights as of the Closing Date), there are no outstanding securities, options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Buyer or any of its subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to grant, issue, deliver or sell, or cause to be granted, issued, delivered or sold, any shares of the capital stock or other equity interests of Buyer or any of its subsidiaries, by sale, lease, license or otherwise. Except as set forth in
Schedule 6.03(b)(ii) of the Buyer Disclosure Schedule, there are no obligations, contingent or otherwise, of Buyer or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interest of Buyer or any of its subsidiaries or (ii) to dispose of any shares of capital stock or equity interests in any subsidiary of Buyer. Except as set forth in
Schedule 6.03(b)(iii) of the Buyer Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of Buyer.

                  (c) Buyer is the sole member of Merger Sub. All of the membership interests owned by Buyer were duly authorized and validly issued and not subject to preemptive rights created by statute, Merger Sub's articles of organization or operating agreement or any other agreement to which Merger Sub is a party or its bound.

                  (d) The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Buyer's charter or bylaws or any agreement to which Buyer is a party or is bound.

                  (e) Buyer and its subsidiaries are in compliance with the foreign ownership and voting provisions of the Communications Act.

         Section 6.04. Authority. Each of the Buyer Companies (as applicable) has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, the Registration Rights Agreement (subject to any approvals necessary to consummate the IWO Merger) and the other agreements contemplated hereby and thereby and to perform its obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby. Except, with respect to the Registration Rights Agreement, for any approvals required to consummate the IWO Merger, the execution and delivery of this Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby by each of the Buyer Companies parties thereto and the consummation by each of the Buyer Companies of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action and no other corporate or limited liability company proceedings on the part of any of the Buyer Companies are necessary to authorize this Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby or to consummate the transactions contemplated hereby and thereby. The board of directors of Buyer has approved this Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby, the Merger and the other transactions contemplated hereby and thereby. No vote of the stockholders of Buyer or any class thereof, or of the holders of any other securities of Buyer (equity or otherwise), is required by Law, the rules of the Nasdaq Stock Market or the certificate of incorporation or bylaws of Buyer for Buyer to consummate the Merger or issue the Buyer Shares. This Agreement has been duly executed and delivered by each of the Buyer Companies and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of each of the Buyer Companies enforceable against each of the Buyer Companies in accordance with its terms. Upon consummation of the IWO Merger, the Registration Rights Agreement will be duly executed and delivered by Buyer and, assuming the due authorization, execution, and delivery thereof by the Company and/or the other parties thereto, will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to any limitations on the enforceability of any indemnification provisions contained therein under applicable Law.

         Section 6.05.     No Conflict; Required Filings and Consents
                           ------------------------------------------

                  (a)      Assuming that the Buyer Approvals (as defined in
Section 6.05(b)) have been obtained and the filings and notifications described in Section 6.05(b) have been made and assuming that each of the Members' representations and warranties contained in Section 4.04 of the Agreement are true and correct in all respects, the execution and delivery of this Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby by each of the Buyer Companies parties thereto does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Buyer or any of its subsidiaries, (ii) conflict with or violate in any material respect any Laws applicable to Buyer or any of its subsidiaries or by which any of their respective assets or properties is bound or subject, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by or to which Buyer or any of its subsidiaries or any of their respective assets or properties is bound or subject.

                  (b) The execution and delivery of this Agreement, the Registration Rights Agreement and the other agreements contemplated hereby and thereby by each of the Buyer Companies does not, and the consummation of the transactions contemplated hereby and thereby will not, require any of the Buyer Companies to obtain any consent, license, permit, approval, waiver, authorization or order of (the "Buyer Approvals"), or to make any filing with or notification to, any Governmental Entity or third person, except (i) as disclosed in Schedule 6.05(b) of the Buyer Disclosure Schedule, or (ii) for applicable requirements, if any, of the Securities Act, the HSR Act, the Communications Act and applicable Blue Sky Laws and the filing and recordation of appropriate merger documents as required by the Georgia LLCA or (iii) where the failure to obtain such Buyer Approvals, or to make such filings or notifications, would not prevent the Buyer Companies from performing any of their respective obligations under this Agreement and would not reasonably be expected to result in any material liability to, or the loss of any material right or benefit of, Buyer or its subsidiaries.

         Section 6.06. Permits; Compliance. Each of Buyer and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Buyer Permits"); and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding, and no event has occurred that has resulted in or after notice or lapse of time or both could reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction, termination or cancellation of, or order of forfeiture or substantial fine with respect to, any of the Buyer Permits or, to the knowledge of Buyer, the personal communications service licenses held by Sprint PCS that are the subject of the Buyer Sprint Agreements (as defined in Section 6.11(a)) (the "Buyer Sprint Licenses"), except in any such case where the failure to possess such Buyer Permits or where any such action, proceeding, investigation or event would not reasonably be expected to either (i) have a Buyer Material Adverse Effect or (ii) prevent, materially delay or materially impair the ability of the Buyer Companies to consummate the transactions contemplated by this Agreement. None of Buyer nor any of its subsidiaries is or has been in conflict with, or in default or violation of (a) any Law applicable to Buyer or any of its subsidiaries or by or to which any of their respective assets or properties are bound or subject or (b) any of the Buyer Permits, including the Buyer Sprint Licenses, except for any such conflicts, defaults or violations described in the Buyer SEC Reports (as defined below) filed prior to the date hereof or described in Schedule 6.06 of the Buyer Disclosure Schedule or which would not reasonably be expected to have a Buyer Material Adverse Effect. None of Buyer nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws or Buyer Permits, except for written notices relating to possible conflicts, defaults or violations described in the Buyer SEC Reports filed prior to the date hereof or that would not reasonably be expected to have a Buyer Material Adverse Effect. No facts are known to the Buyer or any of its subsidiaries which if known by a Governmental Entity of competent jurisdiction would present a substantial risk that any Buyer Permit could be revoked, suspended, adversely modified, not renewed, impaired, restricted, terminated, forfeited or a substantial fine imposed against the Buyer or any of its subsidiaries, except as described in the Buyer SEC Reports filed prior to the date hereof or described in Schedule 6.06 of the Buyer Disclosure Schedule or for any such revocation, suspension, modification, non-renewal, impairment, termination, forfeiture or fine which would not reasonably be expected to have a Buyer Material Adverse Effect, and neither the execution by the Buyer of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this Agreement is reasonably likely to result in the occurrence of any of the consequences set forth in this
Section 6.06.

         Section 6.07.     Reports; Financial Statements.
                           -----------------------------

                  (a) Since April 4, 2000, Buyer and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with the SEC, including, without limitation, (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special) and (iv) all Current Reports on Form 8-K (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports, including all Buyer SEC Reports filed after the date of this Agreement and prior to the Effective Time, were or will be prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports. The Buyer SEC Reports, including all Buyer SEC Reports filed after the date of this Agreement and prior to the Effective Time, did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports filed prior to the Effective Time (i) have been or will be prepared in all material respects in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in GAAP and (B) with respect to the Buyer SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of Buyer and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal recurring year-end adjustments.

         Section 6.08. Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 6.08 of the Buyer Disclosure Schedule since December 31, 2000 through the date hereof there has not been (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of the Buyer or any of its subsidiaries; (ii) any material change by Buyer or its subsidiaries in their accounting methods, principles or practices; (iii) any material revaluation by the Buyer or any of its subsidiaries of any of their assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices and (iv) any entry by the Buyer or any of its subsidiaries into any commitment or transaction that is required to be disclosed in a Current Report on Form 8-K. Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, since December 31, 2000, there has not been a Buyer Material Adverse Effect or any event, occurrence or development which would be reasonably expected to have a Buyer Material Adverse Effect.

         Section 6.09. Absence of Litigation. Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement or as set forth in
Schedule 6.09 of the Buyer Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Buyer, investigation of any kind, at Law or in equity, pending or, to the knowledge of Buyer, threatened against Buyer or any of its subsidiaries or any properties or rights of Buyer or any of its subsidiaries, other than any such claims, actions, suits, litigation, proceedings, arbitrations or investigations that would not reasonably be expected to have a Buyer Material Adverse Effect. Neither Buyer nor any of its subsidiaries is subject to any continuing order, consent decree or settlement agreement of, or other similar written agreement with, or, to the knowledge of Buyer, continuing investigation by, any Governmental Entity, court or arbitration tribunal, or any judgment, order, writ, injunction, decree, cease-and-desist order or award of any

Governmental Entity, court or arbitrational tribunal, except for matters which would not reasonably be expected to have a Buyer Material Adverse Effect.

         Section 6.10. No Undisclosed Liabilities. Except (i) as disclosed in the consolidated financial statements contained in the Buyer SEC Reports filed prior to the date hereof, (ii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice of Buyer and its subsidiaries since the date of the latest balance sheet contained in the most recent Buyer SEC Report on Form 10-Q filed prior to the date hereof, (iii) as disclosed in Schedule 6.10 of the Buyer Disclosure Schedule and (iv) for liabilities that would not reasonably be expected to have a Buyer Material Adverse Effect, none of Buyer nor any of its subsidiaries has any liability, commitment or obligation of any nature, whether or not absolute, accrued, contingent or otherwise that would be required to be reflected or reserved against in a consolidated balance sheet of Buyer and its subsidiaries prepared in accordance with GAAP as of the date hereof.

         Section 6.11.     Sprint Agreement Compliance.
                           ---------------------------

                  (a) Schedule 6.11(a) of the Buyer Disclosure Schedule sets forth a complete and accurate list of all agreements, together with all amendments, waivers or other changes thereto, between Buyer, its subsidiaries or any of its affiliates, on the one hand, and Sprint PCS, on the other hand (collectively, the "Buyer Sprint Agreements"). Buyer has made available to the Company a true and complete copy of each of the Buyer Sprint Agreements. There are no unwritten amendments to, or waivers or other changes under, any Buyer Sprint Agreement.

                  (b) Each of the Buyer Sprint Agreements is valid, binding and enforceable in all material respects in accordance with its terms, and is and shall be in full force and effect in all material respects without penalty in accordance with its terms upon consummation of the Merger and the other transactions contemplated by this Agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. Buyer and its subsidiaries have performed all material obligations required to be performed by them under, and they are not in material default under or in material breach of, nor in receipt of any claim of default or breach under, any of the Buyer Sprint Agreements. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by Buyer or any of its subsidiaries, or which would permit termination, cancellation or material modification by Sprint PCS, under any of the Buyer Sprint Agreements. None of Buyer nor any of its subsidiaries has knowledge of any cancellation or anticipated cancellation by Sprint PCS of any of the Buyer Sprint Agreements. Buyer and its subsidiaries have provided the Company with copies of all written notices (excluding e-mail messages) received by them from Sprint PCS during the last six months (i) delivered pursuant to the official notice provisions of the Buyer Sprint Agreements or (ii) alleging a breach of the Buyer Sprint Agreements.

                  (c) Buyer and its subsidiaries are in compliance in all material respects with the schedule and other goals established by the network build-out plan set forth in the Buyer Sprint Agreements to the extent required by the Buyer Sprint Agreements. Except as set forth in the Sprint Compliance Report dated as of December 6, 2001 and the Exhibit 2.1 Compliance Memorandum dated December 18, 2001, copies of which have been provided to the Company, Buyer and its subsidiaries have completed their build-out and network launch as of the date of such report.

                                   ARTICLE VII
                                    COVENANTS

         Section 7.01. Affirmative Covenants. The Company and Buyer hereby covenant and agree that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement, otherwise provided in Schedule 7.01 of the Company Disclosure Schedule or the Buyer Disclosure Schedule, or consented to in writing by the other, it will and will cause its subsidiaries to operate its business in all material respects in the usual and ordinary course consistent with past practices. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Buyer, it will and will cause its subsidiaries to:

                  (a) use its reasonable best efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships and goodwill with its customers and suppliers;

                  (b) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                  (c) use its reasonable best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         Section 7.02. Company Negative Covenants. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Buyer, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

                  (a) (i) increase the compensation payable to or to become payable to any director, management committee member, officer or employee; (ii) grant any severance or termination pay (other than pursuant to the normal severance policies of the Company or its subsidiaries as in effect on the date of this Agreement, copies of which policies have been furnished to Buyer) to, or enter into or amend any employment or severance agreement with, any director, management committee member, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement; (iv) except as may be required by applicable Law, amend, or take any other actions with respect to, any of the Company Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 5.10(d) of this Agreement or
(v) declare or pay any bonus to, or make any loan to, any director, management committee member, officer or employee;

                  (b) make any distribution in respect of, or declare or pay any dividend on, outstanding membership interests, shares of capital stock or other equity interests of the Company or any of its subsidiaries, except for dividends or other distributions by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

                  (c) (i) except as described in Schedule 5.03(c)(ii) of the Company Disclosure Schedule, redeem, purchase or otherwise acquire any of its or any of its subsidiaries' membership interests, capital stock or other equity interests or any securities or obligations convertible into or exchangeable for any of its or its subsidiaries' membership interests, capital stock or other equity interests (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any of its or its subsidiaries' membership interests, capital stock or other equity interests or any such securities or obligations (except in connection with the exercise of outstanding Company

Options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' membership interests, capital stock or other equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its or its subsidiaries' membership interests, capital stock or other equity interests;

                  (d) (i) except as described in Schedule 5.03(c)(i) of the Company Disclosure Schedule and except as contemplated by Section 8.07(b), issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any of its or its subsidiaries' membership interests, capital stock or other equity interests, any securities convertible into or exercisable or exchangeable for any such shares or interests, or any rights, warrants or options to acquire any such shares or interests (except for the issuance of up to 200,000 Company Options and any Company Membership Units upon the exercise of outstanding Company Options in accordance with their terms; provided that the Company shall not issue Company Membership Units upon exercise of a Company Option unless the Company shall first obtain a certificate from the holder thereof that such holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act with respect to Buyer);
(ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (iii) take any action to optionally accelerate the exercisability of any such rights, options or warrants;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any other person or division thereof, or otherwise acquire or agree to acquire any assets of any other person, except for the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice;

                  (f) sell, lease (as lessor), exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease (as lessor), exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice;

                  (g) release any third party from its obligations, or grant any consent, under any existing standstill provision under any confidentiality or other agreement, or fail to fully enforce any such agreement upon Buyer's request;

                  (h) adopt or propose to adopt any amendments to its articles of organization or operating agreement.

                  (i) (i) change any of its methods of accounting in effect at October 31, 2001, or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $50,000) or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2000, except, in each case, as may be required by Law or GAAP;

                  (j) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except (i) in the ordinary course of business consistent with past practice and in no event in excess of $250,000 in the aggregate, (ii) any indebtedness that constitutes an Excluded Item and (iii) up to an additional $750,000 of indebtedness incurred after January 31, 2002; provided that any borrowings permitted pursuant to this Section 7.02(j) that are made under the Loan Agreement shall be variable rate loans;

                  (k) enter into any arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof;

                  (l) (i) enter into, renew, amend or waive in any material manner, or terminate or give notice of a proposed renewal or material amendment, waiver or termination of, any Company Contract, agreement or lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound, other than in the ordinary course of business or (ii) enter into, renew, amend, waive or terminate, or give notice of a proposed renewal, amendment, waiver or termination of, any Company Sprint Agreement;

                  (m) knowingly take or cause to be taken any action that could reasonably be expected to materially delay, or materially and adversely affect, the consummation of the transactions contemplated hereby;

                  (n) except as otherwise disclosed in Schedule 7.02(n) of the Company Disclosure Schedule, enter into or amend any contract, agreement or arrangement with any officer, director, management committee member, employee, consultant, member or stockholder of the Company or any of its subsidiaries or with any affiliate or associate of any of the foregoing;

                  (o) acquire additional territory or related assets from Sprint PCS, other than inventory and assets used in the ordinary course of business in the Company's existing territory;

                  (p) pay, satisfy, discharge or settle any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any contract in effect on the date hereof, involving payments by the Company or any of its subsidiaries in excess of $50,000, individually or in the aggregate;

                  (q) make any loans, advances or capital contributions to, or investments in any other person, other than (i) by the Company or a subsidiary of the Company to or in the Company or any direct or indirect wholly owned subsidiary of the Company or (ii) pursuant to and in accordance with the terms of any Company Contract or other legal obligations of the Company or any of its subsidiaries existing at the date of this Agreement and set forth in
Schedule 7.02(q) of the Company Disclosure Schedule;

                  (r)      enter into any new line of business;

                  (s) make any capital expenditures other than those set forth in Schedule 7.02(s) of the Company Disclosure Schedule or which constitute an Excluded Item and are approved in writing by Buyer; or

                  (t) convert any variable rate loan made under the Loan Agreement to a fixed rate loan under the Loan Agreement; or

                  (u) agree in writing or otherwise to do any of the foregoing other than for such of the foregoing as is required by this Agreement.

         Section 7.03. Buyer Negative Covenants. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, the Buyer will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

                  (a) except as otherwise permitted by that certain Indenture dated as of October 29, 1999 by and among Buyer, the Guarantors (as defined therein) and State Street Bank and Trust Company, as trustee, as may be amended from time to time (the "Buyer Indenture"), make any distribution in respect of, or declare or pay any dividend on, outstanding shares of capital stock or other equity interests of Buyer or any of its subsidiaries, except for dividends or other distributions by a wholly owned subsidiary of Buyer to Buyer or another wholly owned subsidiary of Buyer;

                  (b) (i) except as otherwise permitted by the Buyer Indenture, redeem, purchase or otherwise acquire any of its or any of its subsidiaries' capital stock or other equity interests or any securities or obligations convertible into or exchangeable for any of its or its subsidiaries' capital stock or other equity interests (other than any such acquisition directly from any wholly owned subsidiary of Buyer in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any of its or its subsidiaries' capital stock or other equity interests or any such securities or obligations (except in connection with the exercise of outstanding options to purchase capital stock of Buyer in accordance with their terms); or (ii) effect any reorganization or recapitalization;

                  (c) acquire or agree to acquire in a binding agreement, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any other person or division thereof, or otherwise acquire or agree to acquire any material assets of any other person, except pursuant to the IWO Merger Agreement and for transactions which if consummated would not be required to be reported in a Current Report on Form 8-K under Item 2 thereof;

                  (d) sell, lease (as lessor), exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease (as lessor), exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions that would not be required to be reported in a Current Report on Form 8-K under Item 2 thereof;

                  (e) enter into, renew, amend, waive or terminate, or give notice of a proposed renewal, amendment, waiver or termination of, any Buyer Sprint Agreement, except as required to consummate the transactions contemplated by the IWO Merger Agreement and as would not reasonably be expected to have a Buyer Material Adverse Effect;

                  (f) knowingly take or cause to be taken any action that could reasonably be expected to materially delay, or materially and adversely affect, the consummation of the transactions contemplated hereby; or

                  (g) agree in writing or otherwise to do any of the foregoing.

         Section 7.04.     Access and Information.
                           ----------------------

                  (a) The Company shall, and shall cause its subsidiaries to (i) afford to Buyer and Buyer's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Buyer Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the Company's officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly to Buyer and the Buyer Representatives such information concerning the Company's business, properties, contracts, records and personnel (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Buyer.

                  (b)      Notwithstanding the foregoing provisions of this
Section 7.04, the Company shall not be required to grant access or furnish information to Buyer to the extent that such access or the furnishing of such information is prohibited by Law. No investigation by Buyer made heretofore or hereafter shall affect the representations and warranties of the Company which are herein contained and each such representation and warranty shall survive such investigation.

                  (c) The information received pursuant to Section 7.04(a) that is non-public shall be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement.

                  (d) From the date of this Agreement until the Effective Time, the Company agrees to provide Buyer with copies of any and all material written correspondence between the Company and its subsidiaries on the one hand and Sprint PCS on the other hand. From the date of this Agreement until the Effective Time, Buyer agrees to provide the Company with copies of any updates to the Sprint Compliance Report dated as of December 6, 2001.

         Section 7.05. Members Covenant. None of the Members shall knowingly take or cause to be taken any action that would reasonably be expected to materially delay, or materially and adversely affect, the consummation of the transactions contemplated hereby. None of the Members shall transfer any Company Membership Units owned by such Member prior to the Effective Time. Each of the Members (other than the Key Employees) that hold Company Options will execute a Net Exercise Amendment within 15 days after the date of this Agreement and in any event prior to the Closing Date.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

         Section 8.01.     Appropriate Action; Consents; Filings.
                           -------------------------------------

                  (a) The Company, the Members and Buyer shall each use, and shall cause each of their respective subsidiaries to use, their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or make any filings with or notifications or submissions to any Governmental Entity (other than described in the following clause (iii)) required to be made by Buyer, the Members or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger, required under (A) the HSR Act and (B) any other applicable Law; provided that Buyer, the Members and the Company shall cooperate with each other in connection with the making of all such filings and submissions, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company, the Members and Buyer shall furnish all information required for any application or other filing or submission to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. Buyer and the Company shall request early termination of the waiting period with respect to the Merger under the HSR Act.

                  (b) Buyer, the Members and the Company agree to cooperate with respect to, and shall cause each of their respective subsidiaries to cooperate with respect to, and agree to use their reasonable best efforts to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order

(whether temporary, preliminary or permanent) of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement.

                  (c) Each of the Company, the Members and Buyer shall give (or shall cause their respective subsidiaries to give) any notices to third persons, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third persons consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time or a Buyer Material Adverse Effect from occurring after the Effective Time. In the event that any party shall fail to obtain any such third person consent, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Buyer, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (d) Nothing in this Agreement shall require Buyer or Merger Sub to agree to or permit the Company to agree to, the imposition of conditions, the payment of any material amounts or any requirement of divestiture to obtain any Company Approvals or Buyer Approvals, and in no event shall any party take, or be required to take, any action that would or could reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

                  (e) The Company and Buyer shall each promptly notify the other of (i) any material change in its current or future business, financial condition or results of operations, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to the transactions contemplated hereby or its business, (iii) the institution or the threat of material litigation involving it or any of its subsidiaries or (iv) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time.

                  (f) Buyer, the Members and the Company agree to cooperate to prepare as promptly as practicable after the date hereof an Offering Memorandum (the "Offering Memorandum") with respect to the offering and the potential sale and delivery of shares of Buyer Common Stock pursuant to this Agreement to the Solicited Persons (as defined below). The Members and the Company agree that the information concerning the Company or the Members furnished by or on behalf of the Company and the Members to Buyer for inclusion in the Offering Memorandum shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein. Buyer agrees that the information concerning Buyer for inclusion in the Offering Memorandum shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein. Promptly following preparation of the Offering Memorandum, the Company will deliver copies of the Offering Memorandum, together with (i) a Key Employee Net Exercise Amendment (as defined in Section 9.02(d)) and a Non-Competition Agreement (as defined in
Section 9.02(l)) to each of the Key Employees, (ii) a Net Exercise Amendment (as defined in Section 9.02(d)) to each holder of Company Options named in Exhibit E hereto and (iii) a "Member Addendum" in form and substance reasonably satisfactory to Buyer to each member of the Company named in Exhibit F hereto and to each person who becomes a Member of the Company pursuant to Section 7.02(d) pursuant to which such member agrees to become a party to this Agreement as a Member. The persons referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence shall be referred to herein as the "Solicited Persons". The Company shall use its reasonable best efforts to promptly prepare, obtain and deliver to Buyer all documentation, and to cause the Solicited Persons to take all actions necessary to satisfy the condition contained in

Section 9.02(l). Neither, Buyer, the Company nor any of the Members shall request that any Solicited Person execute a Net Exercise Amendment, a Non-Competition Agreement or a Member Addendum prior to delivery of the Offering Memorandum to such Solicited Person.

         Section 8.02.     Tax Treatment.
                           -------------

                  (a) With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to any of the Company and its subsidiaries, Buyer shall cause such Tax Return to be prepared and shall cause to be included in such Tax Return all Tax Items required to be included therein. Not later than 30 days prior to the due date of each such Tax Return, Buyer shall deliver a copy of such Tax Return to the Members. Not later than 5 days prior to the due date of such Tax Return, the Members shall pay to Buyer the amount of Taxes shown due on such Tax Return. Upon receipt thereof Buyer shall cause the Company to file the Tax Return and timely pay the Taxes shown due on such Tax Return.

                  (b) With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to any of the Company and its subsidiaries, Buyer shall cause such Tax Return to be prepared, and shall cause to be included in such Tax Return all Tax Items required to be included therein. Buyer shall determine (by an interim closing of the books as of the Closing Date, except for ad valorem Taxes which shall be prorated on a daily basis) the Tax which would have been due with respect to the period covered by such Tax Return if such taxable period ended on and included the Closing Date (the "Pre-Closing Tax"). Not later than 30 days prior to the due date of each such Tax Return, Buyer shall deliver a copy of such Tax Return to the Members together with a statement of the Pre-Closing Tax. Not later than 5 days prior to the due date of such Tax Return, the Members shall pay to Buyer the amount of the Pre-Closing Tax. Upon receipt thereof Buyer shall cause the Company to file the Tax Return and timely pay the Taxes shown due on such Tax Return.

                  (c) Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to any of the Company and its subsidiaries shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such franchise Tax.

                  (d)      Any amounts paid or payable pursuant to paragraphs
(a) or (b) of this Section 8.02 shall be treated by the parties as an adjustment to the Merger Consideration.

                  (e) Any Tax Return to be prepared pursuant to the provisions of this Section 8.02 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except as otherwise required by law or fact.

                  (f) Buyer and the Members shall cooperate fully, and shall cause the Company and each of its subsidiaries to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 8.02 and any audit, litigation or other proceeding (each a "Proceeding") with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Members will, and will cause the Company and each of its subsidiaries to, (i) retain all books and records with respect to Tax matters pertinent to the Company and its subsidiaries relating to any taxable period beginning before the Closing Date until the earlier of six years after the Closing Date or the expiration of the applicable statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) thereafter, upon request, allow Buyer to take possession of such books and records. The Members further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Buyer or any of the Company and its subsidiaries (including, but not limited to, with respect to the transactions contemplated hereby). Buyer and the Members further agree, upon request, to provide the other party with all information regarding the Company and its subsidiaries that either party may be required to report to any taxing authority.

                  (g) The Members shall be responsible for the payment of all state and local transfer, sales, use, stamp, registration or other similar Taxes resulting from the transactions contemplated by this Agreement.

                  (h) Buyer shall withhold 10 percent of the Merger Consideration paid to each Member unless (i) such Member provides to Buyer on or before the Closing Date a certificate of non-foreign status of such Member which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2), or (ii) Buyer receives a certification by the Company with respect to the Company Membership Units which meets the requirements of Treasury Regulation Section 1.1445-2(c)(3) dated within 30 days prior to the Closing Date. However, notwithstanding the previous sentence, Buyer will withhold 10 percent of the Purchase Price paid to a Member if Buyer has actual notice that the certification relied on to avoid such withholding is false, or if Buyer receives notice that such certification is false pursuant to Treasury Regulation Section 1.1445-4.

                  (i) Buyer and each of ComSouth Management II, Inc., Loretto Telecommunications, Inc., Louise Passarella Brown, Inc., Sayles Lawrence Brown, Inc., Desda Passarella Hutchins, Inc., Georgia PCS Corporation, PTC Holdings, Inc. and Wilkes, PCS, Inc. expressly acknowledge and agree that it is their intent that the exchange of Company Membership Units by each of ComSouth Management II, Inc., Loretto Telecommunications, Inc., Louise Passarella Brown, Inc., Sayles Lawrence Brown, Inc., Desda Passarella Hutchins, Inc., Georgia PCS Corporation, PTC Holdings, Inc. and Wilkes, PCS, Inc. for the Merger Consideration is intended to be in furtherance of separate plans of reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(C). Accordingly, Buyer and each of ComSouth Management II, Inc., Loretto Telecommunications, Inc., Louise Passarella Brown, Inc., Sayles Lawrence Brown, Inc., Desda Passarella Hutchins, Inc., Georgia PCS Corporation, PTC Holdings, Inc. and Wilkes, PCS, Inc. agree to report the Merger as a reorganization consistent with the provisions of Internal Revenue Code Section 368(a)(1)(C), and with Treasury Regulations issued thereunder or with rulings and other tax authority relating thereto, and will not take any position inconsistent with such treatment except as otherwise may be required by law.

         Section 8.03. Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. Prior to making any filings with any third person or Governmental Entity with respect to any press release or public announcement each party shall consult with the other.

         Section 8.04. Employee Benefit Plans. From the Effective Time through December 31, 2002, Buyer will cause the Surviving Company or any of its subsidiaries, as the case may be, to provide generally to Affected Employees employee benefits under employee benefit and welfare plans on terms and conditions which when taken as a whole are substantially similar to those provided by Buyer and its subsidiaries to their similarly situated officers and employees; provided that with respect to stock option or other plans involving the potential issuance of Buyer Common Stock, this provision shall be satisfied if

Affected Employees who have positions that are comparable to those of employees of Buyer and its subsidiaries who are eligible to participate in stock option plans of Buyer and its subsidiaries are eligible to receive awards or grants thereunder. For purposes of participation, vesting and benefit accrual under employee benefit plans of Buyer and its subsidiaries, the service of the Affected Employees prior to the Effective Time shall be treated as service with Buyer and its subsidiaries. Following the Effective Time, Buyer also shall cause the Surviving Company and its subsidiaries to honor in accordance with their terms all employment, severance, salary continuation, consulting and other compensation contracts disclosed in Schedules 5.10(d), 5.19(b) or 7.02(n) of the Company Disclosure Schedule between the Company or any of its subsidiaries and any current or former director, management committee member, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Company Benefit Plans. "Affected Employees" means individuals who are actively employed by the Company or any of its subsidiaries as of the Effective Time and who remain employed with Buyer or any subsidiary of Buyer at and after the Effective Time.

         Section 8.05. Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than in connection with its organization and as specifically contemplated by this Agreement and will not have any material assets or liabilities except as necessary for purposes of consummating the transactions contemplated hereby and will not have any subsidiaries.

         Section 8.06. Escrow Agreement.(a) The Company shall use its reasonable best efforts to insure that the Members' Representative shall execute and deliver, along with Buyer and the Escrow Agent, the Escrow Agreement.

         Section 8.07.     Members' Contribution.
                           ---------------------

                  (a) The Members jointly and severally agree that, if one or more Key Employees do not execute Net Exercise Amendments within 10 days after the delivery of the Offering Memorandum to them, then if the Company shall determine to convert any Company Options held by such Key Employee into unit appreciation rights, the Members shall contribute to the Company prior to the Closing Date cash in an amount necessary to satisfy the Company's obligations under the applicable Net Appreciation Amendments entered into by such Key Employees or otherwise necessary to satisfy the Company's cash obligations, if any, to such Key Employees upon exercise of the Key Employees' Company Options prior to the Effective Time.

                  (b) The Members jointly and severally agree that, if immediately prior to the anticipated Closing Date any holder of Company Memberships Units shall have exercised and not withdrawn its dissenters' rights with respect to the Merger under the Georgia LLCA, then, at Buyer's election, the Members shall purchase or otherwise acquire (which obligation shall be a joint and several obligation of the Members) from the Company prior to the Effective Time a number of newly issued Company Membership Units equal to the aggregate number of Dissenting Units for an aggregate purchase price, payable in cash, equal to the number of Company Membership Units being purchased multiplied by the product of the (x) Exchange Ratio times (y) the Average Pre-Closing Trading Price. Prior to the Effective Time, the Company shall not use the cash received pursuant to this Section 8.07(b) for any purpose not approved in writing by Buyer.

                  (c) The Members jointly and severally agree that, if immediately prior to the anticipated Closing Date, but for the application of this Section 8.07(c), the sum of (i) the Certified Indebtedness plus any premium or penalty payable upon the prepayment of such Indebtedness on the Closing Date,
(ii) the amount by which, if any, the Estimated Net Working Capital is less than zero and (iii) the UAR Payment would exceed $57,750,000 (such sum being referred to as the "Closing Cash Requirements"), then the Members shall purchase or otherwise acquire (which obligation shall be a joint and several obligation of the Members) from the Company prior to the Effective Time newly issued Company Membership Units for an aggregate purchase price, payable in cash, equal to the lesser of (A) $500,000 or (B) the amount by which the Closing Cash Requirements would exceed $57,750,000 but for this Section 8.07(c). Prior to the Effective Time, the Company shall not use the cash received pursuant to this Section 8.07(c) for any purpose not approved in writing by Buyer.

         Section 8.08.     Covenant not to Compete.
                           -----------------------

                  (a) Each of the Members (other than Members that held less than 1% of the outstanding Company Membership Units immediately prior to the Effective Time) and the persons named on the signature page hereto under the caption "Parent Companies" ("Parent Companies") agrees that the transactions contemplated by this Agreement constitute consideration for the covenant not to compete set forth below. For purposes of this Section 8.08, the term "Members" shall refer to both the Members and the "Parent Companies."

                  (b) Each of the Members hereby agrees that commencing on the Effective Time and continuing for a period of one year thereafter unless prior written consent is provided by Buyer and except as otherwise provided in
Section 8.08 of the Company Disclosure Schedule, such Member shall not directly or indirectly engage in any Competitive Activities (as hereinafter defined) anywhere within the Territory.

                  (c) The term "Competitive Activities" as used herein shall mean:

                           (i)      directly or indirectly engaging in,
                  continuing in or carrying on any business in competition with, or functionally equivalent to, the wireless telecommunications business (but not including paging) of the Company, including the Surviving Company, or any business substantially equivalent thereto in the Territory (as defined below) (the "Business"), including owning, controlling, participating in, joining, operating, or managing or being a partner, member or stockholder of any business which competes with or is engaged in or carries on any aspect of the Business provided, that each Member may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise), if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act;

                           (ii) consulting with, advising or assisting in any way with respect to the Business, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or at the time of such consultation, advice, or assistance is a competitor of the Business including, but not limited to, advertising or otherwise endorsing the products or services of any such competitor; soliciting clients or customers of Buyer or its subsidiaries (or persons or entities from which Buyer or its subsidiaries have solicited orders for the sale of any Business service within the last three years) or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to any such competitor; and

                           (iii) inducing or attempting to induce any director, officer, employee, agent, or customer, supplier or lessor of Buyer or its subsidiaries to terminate such position or relationship with Buyer or its subsidiaries.

                  (d) The parties agree that the term "Territory" as used in this Section shall mean the service area set forth in the Company's Sprint Management Services Agreement dated June 8, 1998.

                  (e) Each Member understands and acknowledges that the foregoing restrictions may limit its ability to engage in a business similar to the Business, but acknowledge that it is receiving sufficiently high consideration and benefits from Buyer under this Agreement to justify and compensate for such restrictions. It is expressly understood and agreed that Buyer and each of the Members consider the restrictions contained in subsection
(b) above to be reasonable and necessary for the purposes of preserving and protecting the Business and goodwill purchased by Buyer. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or over broad as to geographic area, time, or scope of activity to be restricted, or otherwise unenforceable, the parties intend for and hereby request that the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                  (f) Each of Robert Brooks, III, Terrance E. Harvin, Richard E. Ricks, Jr. and John L. Fish (the "Key Employees") and the Members agree and acknowledge that they have had access to and knowledge of the trade secrets and confidential information of the Company. In order to protect the trade secrets and confidential information of the Business, both before and after the Closing Date, each of the Key Employees and Members agrees that until the second anniversary of the Effective Time, it shall not, disclose to others, use, copy or permit to be copied or used, any secret or confidential information of Buyer or the Company or relating to the Business. The term "secret or confidential information of Buyer or the Company or relating to the Business" shall include, without limitation, Buyer's and/or the Company's plans, strategies, costs, prices, applications and functionality of products and services, results of studies, tests, investigations, or experiments, training manuals and procedures, the status and content of the Company's and Buyer's contracts with vendors, customers, distributors, and the like.

                  (g) If any of the Members or Key Employees commits a breach, or overtly threatens to commit a breach, of any of the provisions of this Section 8.08, Buyer shall have the following nonexclusive rights and remedies:

                           (i) the right and remedy to have the provisions of this Section 8.08 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and continuing damage to Buyer and its subsidiaries and the Company, and that the exact amount of which would be difficult to ascertain and that in any event money damages will not provide an adequate remedy and Buyer shall be entitled to injunctive relief restraining any violation of this Section 8.08; and

                           (ii) the right and remedy to require that such Members or Key Employees, severally and not jointly, account for and pay over to Buyer all compensation, profits, monies, accruals, increments or other benefits (hereinafter collectively referred to as the "Benefits") derived or received by such Member or Key Employee as the result of any transactions constituting a breach of any of the provisions of this Section 8.08, each of the Members and Key Employees hereby agreeing to account for and pay over to Buyer the Benefits received by such Member or Key Employee.

Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer, at law or in equity.

                  (h) The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Section 8.08 upon the state and federal courts in Georgia.

                  (i) If any action, suit or other proceedings at law or in equity is brought to enforce the covenants contained in this Section 8.08, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of Buyer, all expenses (including reasonable attorneys' fees and expenses) of Buyer, in such action, suit or other proceeding shall (on demand of Buyer) be paid by the Members and Key Employees involved; provided that, if in any such action, suit or proceeding, the Members or Key Employees involved is the prevailing party, then Buyer shall, upon demand, pay all expenses (including reasonable attorneys' fees) incurred by the Members or Key Employees involved in connection therewith.

         Section 8.09. Indemnification and Insurance. For a period of two years after the Effective Time, (i) Buyer agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date hereof in favor of the former and present management committee members or officers of the Company as provided in the Company's articles of organization or operating agreement shall survive the Merger and shall continue in full force and effect and (ii) Buyer shall use its reasonable best efforts to maintain in effect (at the expense of the Surviving Company) the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions which are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however that in no event shall this covenant require annual expenditures of more than $6,000 of the last annual premiums paid prior to the date hereof by the Company for such insurance. Notwithstanding the foregoing, if on or before the second anniversary of the Effective Time any former or present management committee member or officer delivers written notice to Buyer of a specific claim against such person for which such person is reasonably likely to be entitled to indemnification pursuant to the Company's articles of organization or operating agreement, such rights to indemnification described in clause (i) above shall continue until the resolution of such claim. This Section 8.09 is intended to be for the benefit of, and shall be enforceable by, the persons referred to in clause (i) of the foregoing sentence, their heirs and personal representatives, and shall be binding on Buyer and its successors and assigns.

         Section 8.10. Audited Year End Financials. The Company shall use its reasonable best efforts to promptly prepare and deliver to Buyer the financial statements contemplated by Section 9.02(k) and to cause Ernst & Young, LLP to deliver its unqualified audit report covering such financial statements.

         Section 8.11.     Reserved.
                           --------

         Section 8.12. Member Promissory Notes. The Company shall deliver to each of the Members a release effective as of the Effective Time that cancels the outstanding promissory notes set forth in Schedule 8.12 of the Company Disclosure Schedule and discharges the Members from their obligations thereunder. On the Closing Date, the Surviving Company shall deliver the cancelled original promissory notes and the checks described in Schedule 8.12 of the Company Disclosure Schedule to the applicable Members.

         Section 8.13.     Member Releases.
                           ---------------

                  (a) Effective as of the Effective Time, each Member and each of such Members' affiliates (excluding the Company and its subsidiaries) (collectively, the "Sellers") hereby releases and forever discharges each of the managers, officers, management committee members, other Members, attorneys, accountants, financial advisors and other representatives of the Company and any of their respective affiliates, stockholders and controlling persons (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, both at law and in equity, which each of the Sellers or any of their respective affiliates now has, have ever had or may at any time hereafter have against any Releasee arising contemporaneously with, prior to or following the Effective Time on account of or arising out of, directly or indirectly, any matter, cause, circumstance or event relating, directly or indirectly, to the conduct, management or operation of the business and affairs of the Company and any affiliate of the Company prior to the Effective Time; provided, however, that nothing contained herein shall operate to release, or be deemed to constitute a release by, any Releasee who is also a Seller or an affiliate of a Seller, of any right that such Releasee may have to indemnification (or similar rights) whether arising under this Agreement or the Company's articles of organization, any operating agreement or any other agreement or instrument of or by the Company that purports to create any such rights in favor of any Releasee.

                  (b) Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, (i) asserting, initiating or causing to be asserted or initiated, any claim or demand, or (ii) commencing, instituting or causing to be commenced or instituted or otherwise participating in or supporting, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

                  (c) Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against any and all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Sellers or any of their affiliates of any claim or other matter purported to be released pursuant hereto and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Sellers or any of their affiliates against such third party of any claims or other matters purported to be released pursuant hereto.

         Section 8.14.     Company Releases.
                           ----------------

                  (a) Effective as of the Effective Time, the Company and each of its affiliates (collectively, the "Company Parties") hereby releases and forever discharges each of the managers, officers, management committee members and any of their respective affiliates (excluding the Members) in their capacity as such (individually, a "Company Releasee" and collectively, "Company Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, both at law and in equity, which each of the Company or any of its respective affiliates now has, have ever had or may at any time hereafter have against any Company Releasee arising contemporaneously with or, prior to the Effective Time on account of or arising out of, directly or indirectly, any matter, cause, circumstance or event relating, directly or indirectly, to the conduct, management or operation of the business and affairs of the Company or any affiliate of the Company prior to the Effective Time (each, a "Company Claim"); provided, however, that nothing contained herein shall operate to release, or be deemed to constitute a release by, the Company Parties of any Company Claim (i) made in writing by any Company Party against any of the Company Releasees prior to the second anniversary of the Closing Date or (ii) based on acts or omissions by the applicable Company Releasee which involve fraud or a knowing violation of law by such Company Releasee which directly results in material damages to the Company.

                  (b) Each Company Party hereby irrevocably covenants to refrain from, directly or indirectly, after the second anniversary of the Closing Date, (i) asserting, initiating or causing to be asserted or initiated, any Company Claim to the extent released hereby, or (ii) commencing, instituting or causing to be commenced or instituted or otherwise participating in or supporting, any proceeding of any kind against any Company Releasee, based upon any Company Claim to the extent to be released hereby.

                                   ARTICLE IX
                                   CONDITIONS

         Section 9.01. Conditions to Obligations of Each Party. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger or the other transactions contemplated hereby illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated hereby.

                  (b) Government Consents. The applicable waiting period under the HSR Act with respect to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated and any other approvals of any Governmental Entity shall have been obtained.

                  (c) Other Consents. Buyer and the Company shall have received evidence reasonably satisfactory to Buyer and the Company that the consents and approvals set forth in Schedule 9.01(c) shall have been obtained.

         Section 9.02. Additional Conditions to Obligations of the Buyer Companies. The obligations of the Buyer Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement (which for purposes of this subparagraph (a) shall be read as though none of them contained any Company Material Adverse Effect or other materiality qualifications), except for the representations and warranties contained in Sections 5.01, 5.03 and 5.04) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties specifically relate to a specified date, in which case such representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties in the aggregate to be true and correct in all respects has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the representations and warranties of the Company set forth in Sections 5.01, 5.03 and 5.04 of this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date). The Buyer Companies shall have received a certificate of the Chairman and the Chief Financial Officer of the Company, dated the Closing Date, to such effect.

                  (b) Representations and Warranties of the Members. Each of the representations and warranties of the Members shall be true and correct in all respects on the date of this Agreement and on the Closing Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties in the aggregate to be true and correct would not reasonably be expected to have a Company Material Adverse Effect or materially impair the ability of the Company, the Members or the Buyer Companies to consummate the transactions contemplated by this

Agreement, fulfill their obligations hereunder or issue the Buyer Shares without registration under the Securities Act. The Buyer Companies shall have received a certificate of each of the Members, dated as of the Closing Date, to such effect.

                  (c) Agreements and Covenants of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer Companies shall have received a certificate of the Chairman and the Chief Financial Officer of the Company, dated the Closing Date, to that effect.

                  (d) Agreements and Covenants of the Members. Each of the Members shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer Companies shall have received a certificate of each of the Members, dated the Closing date, to such effect.

                  (e) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary which imposes any condition or restriction upon the Buyer Companies or the business or operations of the Company which would reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect.

                  (f) Third Person Consents. The Company shall have provided to Buyer evidence reasonably satisfactory to Buyer that the Company has obtained the consents and approvals set forth in Schedule 9.02(f) of the Company Disclosure Schedule.

                  (g) Opinion of Counsel. Buyer shall have received from Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, an opinion dated the Closing Date covering the matters set forth in Exhibit G.

                  (h) Escrow Agreement. Buyer shall have received the Escrow Agreement, duly executed and delivered by the Members' Representative and the Escrow Agent.

                  (i)      Reserved.

                  (j) Additional Cash Merger Consideration Calculation. The sum of (i) the Certified Indebtedness plus any premium or penalty payable upon the prepayment of such Indebtedness on the Closing Date, (ii) the amount by which, if any, the Estimated Net Working Capital is less than zero and (iii) the UAR Payment does not exceed $57,750,000.

                  (k) Audited Year End Financials. The Company shall have delivered to Buyer true and complete copies of the financial statements of the Company consisting of an audited balance sheet of the Company as of December 31, 2001 and the related audited statements of income, changes in stockholders' equity and cash flows for the twelve months ended December 31, 2001 (including the notes or other supplementary information thereto), which financial statements shall have been audited and accompanied by an unqualified audit report of Ernst & Young, LLP and shall have been prepared in accordance with GAAP applied on a consistent basis through the period.

                  (l) Options. The Company shall have delivered to Buyer no later than three business days prior to the Closing Date (i) a "Net Exercise Amendment" in the form attached hereto as Exhibit H from each holder of a Company Option, other than a Key Employee, who is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act with respect to Buyer which Net Exercise Amendment provides that all Company Options held by such holder shall be converted at the Effective Time into the right to receive Buyer Option Shares as provided in Section 2.03(a) hereof, (ii) a "Net Appreciation Amendment" in the form attached hereto as Exhibit I from all other holders of Company Options, other than Key Employees; which Net Appreciation Amendment provides that all Company Options held by such holder shall be converted at the Effective Time into the right to receive a cash payment as provided in Section 2.03(a) hereof and (iii) from each Key Employee, (A) a "Non-Competition Agreement" in the form attached hereto as Exhibit J and (B) a "Key Employee Net Exercise Amendment" in the form attached hereto as Exhibit K.

                  (m) Indebtedness Certificate. The Company shall have delivered a certificate (the "Indebtedness Certificate") of the Chief Financial Officer of the Company certifying as to the amount of Indebtedness of the Company and its subsidiaries outstanding as of the Closing Date (the "Certified Indebtedness") plus any premium or penalty payable upon the prepayment of such Indebtedness on the Closing Date, and shall have given Buyer reasonable access to the books and records of the Company necessary to determine the accuracy of such certificate.

                  (n) Number of Shares. Buyer shall have received evidence from the Company reasonably satisfactory to Buyer and based on the most recently available financial information of the Company that no more than 6,000,000 Buyer Shares will be required to be issued pursuant to the terms of this Agreement.

         Section 9.03. Additional Conditions to Obligations of Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Buyer Companies contained in this Agreement (which for purposes of this subparagraph (a) shall be read as though none of them contained any Buyer Material Adverse Effect or other materiality qualification), except for the representations and warranties contained in Sections 6.01, 6.03 and 6.04, shall be true and correct in all respects on the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties specifically relate to a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure of such representations and warranties in the aggregate to be true and correct in all respects has not had, and would not reasonably be expected to have, a Buyer Material Adverse Effect. Each of the representations and warranties of the Buyer Companies set forth in Sections 6.01, 6.03 and 6.04 of this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date as if made on and as of such date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date). The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Buyer Companies, dated the Closing Date, to such effect.

                  (b) Agreements and Covenants. The Buyer Companies shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Buyer Companies, dated the Closing Date, to that effect.

                  (c) Opinion of Counsel. The Company shall have received from Vinson & Elkins L.L.P, counsel to Buyer, an opinion dated the Closing Date covering the matters set forth in Exhibit L.

                                    ARTICLE X
                   INDEMNIFICATION; ESCROW FUNDS; SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         Section 10.01. By the Members for Breaches by the Company. Subject to the terms and conditions of this Article X, the Members (and, by virtue of approval of the Merger by the holders of Company Membership Units in accordance with the Georgia LLCA and as a result of the potential reduction in the Merger Consideration up to the amount of the Escrow Shares for claims made pursuant to this Article X, each other holder of Company Membership Units immediately prior to the Effective Time) hereby agree, jointly and severally but any liability arising hereunder being limited strictly to be in proportion to (and not exceed) their respective ownership interests in the Escrow Fund, to indemnify, defend and hold harmless Buyer and its direct and indirect subsidiaries (including the Surviving Company after the Effective Time) and their respective directors, officers, employees and controlled and controlling persons (collectively, "Buyer Affiliates"), from and against all Damages (as defined below) and Claims (as defined below) asserted against, imposed upon, or incurred by Buyer or any Buyer Affiliate, directly or indirectly, by reason of, arising out of, or resulting from (a) the inaccuracy or breach as of the date hereof or as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to this Agreement excluding Damages that are the subject of the Net Working Capital Indemnification under Section 10.08, or (b) the breach of any covenant or agreement of the Company contained in or made pursuant to this Agreement. As used in this Article X, the term (i) "Claim" means any and all claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits and administrative orders and (ii) "Damages" means all debts, liabilities, obligations, losses, including diminution of value, damages, costs and expenses, whether actual, consequential or punitive, interest (including, without limitation, prejudgment interest), penalties, reasonable legal fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

         Section 10.02. By a Member for Breaches by such Member. Subject to the terms and conditions of this Article X, each Member, severally and not jointly, hereby agrees to indemnify, defend and hold harmless Buyer and the Buyer Affiliates, from and against all Damages and Claims asserted against, imposed upon or incurred by any such person, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach as of the date hereof or as of the Closing Date of any representation or warranty of such Member contained in or made pursuant to this Agreement or (b) the breach of any covenant or agreement of such Member contained in or made pursuant to this Agreement.

         Section 10.03.    By Buyer. Subject to the terms and conditions of this
Article X, Buyer hereby agrees to indemnify, defend and hold harmless each Member and its directors, officers, employees, partners and controlled and controlling persons (collectively, "Member Affiliates"), from and against all Damages and Claims asserted against, imposed upon or incurred by any such person, directly or indirectly, by reason of, arising out of or resulting from
(a) the inaccuracy or breach as of the date hereof or as of the Closing Date of any representation or warranty of Buyer contained in or made pursuant to this Agreement (which for purposes of this Section 10.03 shall be read as though none of them contained any Buyer Material Adverse Effect or other materiality qualification) to the extent that such inaccuracy or breach has a Buyer Material Adverse Effect or (b) the breach of any covenant or agreement of Buyer contained in or made pursuant to this Agreement.

         Section 10.04. Defense of Third Party Claims. In addition to the provisions of Section 10.05, the obligations and liabilities of any party to indemnify any other party under this Article X with respect to Claims or Damages relating to or arising from third parties (a "Third Party Claim"), shall be subject to the following terms and conditions:

                  (a) The party or parties to be indemnified hereunder (whether one or more, the "Indemnified Party") will give the other party or parties (whether one or more, the "Indemnifying Party") prompt written notice of any such Third Party Claim, and the Indemnifying Party may undertake the defense thereof by representatives chosen by it upon written notice to the Indemnified Party provided within 20 days of receiving notice of such Third Party Claim (or sooner if the nature of the Third Party Claim so requires). Failure of the Indemnified Party to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article X, except to the extent the Indemnifying Party is prejudiced thereby. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense. After the Effective Time, in any circumstance in which the holders of Company Membership Units immediately prior to the Effective Time (including the Members) would be the Indemnifying Parties with respect to Claims made pursuant to Section 10.01, the Members' Representative shall act as Indemnifying Party on behalf of such holders for purposes of the procedural provisions of this Article X and shall have full authority to act as attorneys-in-fact for each of the Members.

                  (b) If the Indemnifying Party, within 20 days after notice of any such Third Party Claim (or sooner if the nature of the Third Party Claim so requires), fails to defend such Third Party Claim actively and in good faith, then the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim, or consent to the entry of a judgment with respect thereto, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise or settlement thereof.

                  (c) Notwithstanding anything in this Article X to the contrary (i) if there is a reasonable possibility, in the Indemnified Party's opinion, that a Third Party Claim may adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Third Party Claim (provided that the Indemnified Party shall not settle or consent to any judgment without first obtaining the consent of the Indemnifying Party, which shall not be unreasonably withheld), and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such Third Party Claim.

         Section 10.05. Payment; Arbitration. Upon the occurrence of a Claim or Damages, other than a Third Party Claim, for which indemnification is believed to be due under this Article X (excluding Section 10.09), the Indemnified Party shall provide notice of such Claim or Damages to the Indemnifying Party, stating the circumstances giving rise to the Claim or Damages, specifying the amount of the Claim or Damages and making a request for any payment then believed due. Any such claim for indemnification shall be conclusive against the Indemnifying Party in all respects 20 days after receipt by the Indemnifying Party of such notice, unless within such period the Indemnifying Party sends the Indemnified Party a notice disputing the propriety of such claim. Such notice of dispute shall describe the basis for such objection and the amount of the claim as to which the Indemnifying Party does not believe should be subject to indemnification. Upon receipt of any such notice of objection, both the Indemnified Party and the Indemnifying Party shall use their reasonable best efforts to cooperate and arrive at a mutually acceptable resolution of such dispute within the next 30 days. If a mutually acceptable resolution cannot be reached between the Indemnified Party and the Indemnifying Party with such 30-day period, either party may submit the dispute for resolution by a panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in a city mutually selected by the Indemnifying Party and Indemnified Party (or, if no city can be mutually agreed upon within 15 days, then in New York, New York); provided, however, that (i) one arbitrator shall be selected by the Indemnified Party, the second arbitrator shall be selected by the Indemnifying Party, and the third arbitrator shall be selected by the two previously selected arbitrators and (ii) in all respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules. If it is finally determined that all or a portion of such claim amount is owed to the Indemnified Party, the Indemnifying Party shall, within 10 days of such determination, pay the Indemnified Party such amount owed, together with interest from the date that the Indemnified Party initially requested such payment until the date of actual payment, at an annual rate equal to the prime interest rate then generally in effect on the date of payment as set forth in The Wall Street Journal in shares of Buyer Common Stock in accordance with Section 10.06. Subject to Section 10.06, upon the occurrence of a Third Party Claim, the Indemnified Party shall be entitled to payment of such Claim upon presentation of a notice setting forth the information specified in the first sentence of this Section 10.05, and thereafter the Indemnifying party shall have the right to contest such Claim during the time periods and pursuant to the means set forth in this Section 10.05 for Claims other than Third Party Claims.

         Section 10.06. Satisfaction of Claims from Escrow Shares. Notwithstanding anything to the contrary contained in Section 10.05, 10.08 or 10.09, after the Effective Time, any obligations and liabilities of holders of Company Membership Units immediately prior to the Effective Time (including the Members) to Buyer or any Buyer Affiliate pursuant to Section 10.01, 10.08 or
10.09 of this Agreement shall be satisfied solely from payments of the Escrow Shares to Buyer or such Buyer Affiliate. Pursuant to the terms of the Escrow Agreement, if the holders of Company Membership Units immediately prior to the Effective Time (including the Members) are determined to owe an amount pursuant to the procedures set forth in Section 10.05, 10.08 or 10.09, as applicable, then the amount due the Indemnified Party hereunder shall be satisfied by the delivery to the Indemnified Party pursuant to the Escrow Agreement of Escrow Shares equal in value to the amount of the claim to be satisfied with respect to claims under Section 10.05 or 10.09 or with respect to claims under Section
10.08 as provided in Section 10.08, and the claim shall be deemed paid and satisfied upon receipt by the Indemnified Party of certificates representing such number of Escrow Shares duly endorsed for transfer to the Indemnified Party. Except with respect to claims made pursuant to Section 10.08, the per share value of the Escrow Shares for purposes of this Article X and the Escrow Agreement with respect to a particular claim shall be the Market Value (as defined herein) of the Escrow Shares as of the date that such claim becomes payable by the Indemnifying Party to the Indemnified Party pursuant hereto. The "Market Value" of an Escrow Share as of any date shall be determined as follows:
(i) in the event that the Buyer Common Stock is listed on a securities exchange or quoted on Nasdaq, the "Market Value" of an Escrow Share shall be equal to the average of the last reported sale price of Buyer Common Stock as reported on such exchange or as quoted by Nasdaq as reported in The Wall Street Journal for the 15 trading days immediately preceding such date, (ii) in the event that the Buyer Common Stock is traded in the over-the-counter markets, the "Market Value" of an Escrow Share shall be equal to the average of the closing bid and asked prices for a share of Buyer Common Stock as reported in such market for the 15 trading days immediately preceding such date, and (iii) if the Buyer Common Stock is not traded on any such exchange or markets as of such date, then the "Market Value" of an Escrow Share shall be equal to the fair market value of a share of Buyer Common Stock as determined in good faith by the board of directors of Buyer. The Members' Representative shall have the power and authority to make all decisions with regard to the settlement of claims brought pursuant to Section 10.01, 10.08 or 10.09 of this Agreement from the Escrow Shares. If the Members' Representative becomes unable to carry out his duties as Members' Representative, his replacement shall be chosen as determined pursuant to the Escrow Agreement. The Members, on the one hand, and the Buyer, on the other hand, each agree to pay 50% of all expenses relating to the Escrow Agent. The Members agree to pay all expenses relating to the exercise by the Members' Representative of his duties hereunder and under the Escrow Agreement, including reasonable out of pocket expenses of the Members' Representative incurred in such capacity and reasonable attorneys' fees.

         Section 10.07. Liability Limitations; Survival of Representations and Warranties. All representations, warranties, covenants and agreements in this Agreement or made pursuant hereto shall survive the Closing and any investigation thereof; provided, however, that in no event shall any Indemnified Party be permitted to make any claim under Article X unless such claim is first asserted on or before the second anniversary of the Closing Date. After the Effective Time, indemnification pursuant to this Article X shall be the sole and exclusive remedy of the parties for any breach of this Agreement, except with respect to (i) actual fraud or (ii) breach of any covenants or agreements to be performed after the Effective Time, including without limitation the registration provisions of Article III hereof. After the Effective Time, all claims by Buyer and the Buyer Affiliates pursuant to Sections 10.01, 10.08 or
10.09 shall be limited to the Escrow Shares.

         Section 10.08.    Net Working Capital Indemnification.
                           -----------------------------------

                  (a) The Actual Indebtedness (as defined below) and the Actual Net Working Capital (as defined below) shall be determined following the Closing Date in accordance with the terms and conditions of this Section 10.08.

                  (b) If Actual Net Working Capital is less than Estimated Net Working Capital, subject to Section 10.06, the holders of Company Membership Units immediately prior to the Effective Time (including the Members) shall be required to pay to Buyer and the Escrow Agent shall release to Buyer, within five business days of the final determination of the Actual Net Working Capital pursuant to the terms of this Section 10.08, a number of Escrow Shares equal to the difference between (1) the number of Buyer Shares issued on the Closing Date and (2) the number of Buyer Shares that would have been issued on the Closing Date if the Estimated Net Working Capital equaled the Actual Net Working Capital. If Actual Indebtedness is greater than Certified Indebtedness, subject to Section 10.06, the holders of Company Membership Units immediately prior to the Effective Time (including the Members) shall be required to pay to Buyer and the Escrow Agent shall release to Buyer, within five business days of the final determination of the Actual Indebtedness pursuant to the terms of this Section 10.08, a number of Escrow Shares equal to the difference between (1) the number of Buyer Shares issued on the Closing Date and (2) the number of Buyer Shares that would have been issued on the Closing Date if the Certified Indebtedness equaled the Actual Indebtedness.

                  (c) If Actual Net Working Capital is greater than Estimated Net Working Capital, Buyer shall be required to issue to the holders of Company Membership Units immediately prior to the Effective Time (including the Members) on a pro rata basis (determined on the basis of the number of Company Membership Units owned immediately prior to the Effective Time, subject to downward adjustment by Buyer to eliminate any fractional shares) (a "Pro Rata Basis"), within five business days of the final determination of the Actual Net Working Capital pursuant to this Section 10.08, a number of shares of Buyer Common Stock equal to the difference between (1) the number of Buyer Shares that would have been issued on the Closing Date if the Estimated Net Working Capital equaled Actual Net Working Capital and (2) the number of Buyer Shares issued on the Closing Date. If Actual Indebtedness is less than Certified Indebtedness, Buyer shall be required to issue to the holders of Company Membership Units immediately prior to the Effective Time (including the Members) on a Pro Rata Basis, within five business days of the final determination of the Actual Indebtedness pursuant to Section 10.08, a number of shares of Buyer Common Stock equal to the difference between (1) the number of Buyer Shares that would have been issued on the Closing Date if the Certified Indebtedness equaled the Actual Indebtedness and (2) the number of Buyer Shares issued on the Closing Date.

                  (d) Buyer may elect to offset any obligation of Buyer to issue shares of Buyer Common Stock pursuant to Section 10.08(c) with any Escrow Shares required to be released to Buyer pursuant to Section 10.08(b).

                  (e) For purposes of this Agreement, "Actual Net Working Capital" shall mean the difference between the Company's total consolidated current assets as of the Closing Date less the Company's total consolidated current liabilities as of the Closing Date, each as determined in accordance with GAAP, consistently applied and as finally determined pursuant to this
Section 10.08; provided, however, that such calculation shall exclude (i) any Indebtedness of the Company outstanding as of the Closing Date, (ii) any assets of the Company relating to the Subordinated Capital Certificates (including any receivables related thereto), (iii) the Excluded Items, (iv) any promissory notes outstanding as of the Closing Date under which the Company is the holder and a Member is the obligor, (v) any cash or cash equivalents that will be returned to the Members pursuant to Section 8.12 and (vi) any cash received by the Company pursuant to Section 8.07. For purposes of such calculation, in the event the Closing Date does not occur on the first or last day of a month, all items that need allocation will be allocated on the basis of a 30 day month based on the actual number of days elapsed from the first day of the month through the Closing Date. After the Closing Date, the Actual Indebtedness and the Actual Net Working Capital of the Company will be determined in accordance with the provisions hereof, by Buyer and the Members' Representative based on the Company's balance sheet as of the Closing Date, which shall be prepared by Buyer in accordance with GAAP consistently applied and provided to the Members' Representative within 30 days after the date of delivery to the Company of all of the Sprint Settlement Reports with respect the Company covering the period that includes the Closing Date. Within 15 days of receipt of such balance sheet, the Members' Representative shall provide any comments relating to such balance sheet to Buyer. If within 15 days after receipt of such comments of the Members' Representative, the Members' Representative and Buyer have not finally agreed on the relevant portions of such balance sheet necessary to calculate the Actual Indebtedness and the Actual Net Working Capital, the Members' Representative and Buyer shall request Ernst & Young, LLP (the fees and expenses of which shall be paid 50% by Buyer and 50% by the Members (in the aggregate)) to calculate the Actual Indebtedness and the Actual Net Working Capital. In such event, Buyer and the Members' Representative agree to use their reasonable best efforts to cause Ernst & Young, LLP to submit to Buyer and the Members Representative such calculation of the Actual Indebtedness and the Actual Net Working Capital not later than 30 days after the date of such initial request of Ernst & Young, LLP. Ernst & Young, LLP's calculation of the Actual Indebtedness and the Actual Net Working Capital of the Company shall be final, conclusive and binding on the parties.

         Section 10.09.    Indemnification for Taxes.
                           -------------------------

                  (a) From and after the Closing Date, the Members (and, by virtue of approval of the Merger by the holders of Company Membership Units in accordance with the Georgia LLCA and as a result of the potential reduction in the Merger Consideration up to the amount of the Escrow Shares for claims made pursuant to this Article X, each other holder of Company Membership Units immediately prior to the Effective Time) hereby agree, jointly and severally but any liability arising hereunder being limited strictly to be in proportion (and not exceed) their respective ownership interests in the Escrow Fund, to indemnify, defend and hold harmless Buyer and its direct and indirect subsidiaries (including the Surviving Company after the Effective Time) from any and all Taxes, together with any costs, expenses, losses or damages, including reasonable expenses of investigation and attorneys' and accountants' fees and expenses, arising out of or incident to the determination, assessment or collection of such Taxes reduced by any refunds or recoveries of Taxes, including interest thereon, from offsetting adjustments to any other taxable period of the Company that arise as a direct result of any adjustments giving rise to the claim for an indemnification for Taxes hereunder (collectively, "Tax Losses") (i) imposed on the Company or any of its subsidiaries in respect of its income, business, property or operations or for which it may otherwise be liable for any taxable period or portion thereof ending on or prior to the Closing Date, or (ii) resulting from the inaccuracy or breach as of the date hereof or as of the Closing Date of the Company's representations and warranties set forth in Section 5.11 or any breach of the Members' covenants set forth in Section
8.02. Notwithstanding anything contained in this Article X to the contrary,

Sections 10.01, 10.04 and 10.05 shall not apply to any indemnification contemplated by this Section 10.09.

                  (b) If any claim (an "Indemnified Tax Claim") is made by any taxing authority that, if successful, would result in the indemnification of Buyer, the Company or any of its subsidiaries (the "Tax Indemnified Party") by the holders of Company Membership Units immediately prior to the Effective Time (including the Members), the Tax Indemnified Party shall promptly, but in no event later than 90 days after receipt of notice from the taxing authority of such claim, notify the Members' Representative in writing of such fact; provided, however, that the failure to provide such notice within such 90-day period shall not relieve the holders of Company Membership Units immediately prior to the Effective Time (including the Members) of their obligations hereunder provided that such failure shall not prevent the Members' Representative from contesting such Indemnified Tax Claim in accordance with the provisions of Section 10.09(c).

                  (c) Buyer shall take such reasonable action in connection with a Proceeding involving an Indemnified Tax Claim as the Members' Representative shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney; provided that (i) within 30 days after the notice required by Section 10.09(b) of this Agreement has been delivered (or such earlier date that any payment of Taxes with respect to such claim is due but in no event sooner than 5 days after the Members' Representative's receipt of such notice), the Members' Representative's request that such claim be contested, (ii) the Members' Representative shall have agreed to pay to the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with contesting such claim, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, (iii) such action would not likely increase the amount of Taxes payable by Buyer, the Company or any of its subsidiaries for any period for which the holders of Company Membership Units immediately prior to the Effective Time (including the Members) are not obligated to indemnify Buyer, the Company and its subsidiaries, (iv) if the Tax Indemnified Party is requested by the Members' Representative to pay the Tax claimed and sue for a refund, or if the Indemnified Tax Claim is otherwise paid, the holders of Company Membership Units immediately prior to the Effective Time (including the Members) shall have advanced to the Tax Indemnified Party, on an interest-free basis, the amount of such claim, (v) such claim involves only money damages and does not seek an injunction or other equitable relief, and (vi) settlement of, or an adverse judgment with respect to, such claim would not, in the good faith judgment of the Tax Indemnified Party, likely establish a precedential custom or practice adverse to the continuing business interests of the Tax Indemnified Party. In the event any of the above conditions is or becomes unsatisfied (A) the Tax Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such Indemnified Tax Claim in any manner it may deem appropriate (and the Tax Indemnified Party need not consult with, or obtain any consent from, any Seller in connection therewith), (B) the holders of Company Membership Units immediately prior to the Effective Time (including the Members) will reimburse the Tax Indemnified Party promptly and periodically for the costs of defending against such Indemnified Tax Claim (including attorneys' fees and expenses), and (C) the holders of Company Membership Units immediately prior to the Effective Time (including the Members) will remain responsible for any Tax Losses the Tax Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Indemnified Tax Claim to the fullest extent provided in this
Section 10.09. The Tax Indemnified Party shall not make any payment of an Indemnified Tax Claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by Section 10.09(b) of this Agreement with respect to such claim, shall give to the Members' Representative any information requested related to such claim, and otherwise shall cooperate with the Members' Representative in order to contest effectively any such claim.

                  (d) Subject to the provisions of Section 10.09(c) of this Agreement, the Tax Indemnified Party shall enter into a settlement with respect to such Proceeding or prosecute such Proceeding to a determination in a court or other tribunal of initial or appellate jurisdiction, as the Members' Representative may reasonably request.

                  (e) Promptly after the extent of the liability of the Tax Indemnified Party with respect to an Indemnified Tax Claim shall be established by the final judgment or decree of a Court or a final and binding settlement with a Governmental Entity having jurisdiction thereof, the holders of Company Membership Units immediately prior to the Effective Time (including the Members) shall pay to Buyer the amount of any Tax Losses Buyer may become entitled by reason of the provisions of this Section 10.09.

                  (f) If, after actual receipt by the Tax Indemnified Party of an amount advanced by the holders of Company Membership Units immediately prior to the Effective Time (including the Members) pursuant to Section 10.09(c)(iv) of this Agreement, the extent of the liability of the Tax Indemnified Party with respect to the Indemnified Tax Claim shall be established by the final judgment or decree of a court or other tribunal or a final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the holders of Company Membership Units immediately prior to the Effective Time (including the Members) the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to such claim together with any interest received thereon from the applicable taxing authority and any recovery of legal fees from such taxing authority, net of any Tax Losses suffered or to be suffered by the Tax Indemnified Party with respect to such claim. Notwithstanding the foregoing, the Tax Indemnified Party shall not be required to make any payment hereunder before such time as the holders of Company Membership Units immediately prior to the Effective Time (including the Members) shall have made all payments or indemnities then due with respect to the Tax Indemnified Party pursuant to this Agreement.

                  (g) Any payment from the holders of Company Membership Units immediately prior to the Effective Time (including the Members) to Buyer pursuant to this Section 10.09 shall be treated for Tax purposes as a reduction in the Merger Consideration.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

         Section 11.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a)      by mutual consent of Buyer and the Company;

                  (b) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case only if the conditions set forth in Section 9.02(a),
Section 9.02(b), 9.02(c) or 9.02(d) of this Agreement, as the case may be, would be incapable of being satisfied; provided, that such breach or untruth has not been cured within 30 days following the earlier of receipt by Buyer of written notice of such breach or untruth from the Company or receipt by the Company of written notice of such breach or untruth from Buyer;

                  (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Buyer Companies set forth in this Agreement, or if any representation or warranty of the Buyer Companies shall have become untrue, in either case only if the conditions set forth in
Section 9.03(a) or Section 9.03(b) of this Agreement, as the case may be, would be incapable of being satisfied; provided, that such breach or untruth has not been cured within 30 days following the earlier of receipt by the Company of written notice of such breach or untruth from Buyer or receipt by Buyer of written notice of such breach or untruth from the Company;

                  (d) by either Buyer or the Company, if there shall be any Law, order, injunction or decree which is final and nonappealable preventing the consummation of the Merger;

                  (e) by either Buyer or the Company, if the Merger shall not have been consummated before March 31, 2002; provided, however, that the right to terminate this Agreement under this Section 11.01(e) shall not be available to any party whose failure or whose affiliates' failure to perform any material covenant, agreement or obligation hereunder has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, management committee members, representatives or agents, whether prior to or after the execution of this Agreement.

         Section 11.02.    Effect of Termination. Except as provided in Section
11.05 of this Agreement, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Buyer Companies, the Company or the Members or their respective officers, directors, management committee members, stockholders or members and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party of any liability for
(i) any breach of such party's covenants or agreements contained in this Agreement or (ii) any willful breach of such party's representations or warranties contained in this Agreement. If it is judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to any other remedies at Law or in equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their Expenses (as defined in Section 11.05). No termination of this Agreement shall affect the obligations of the parties under the Confidentiality Agreement.

         Section 11.03. Amendment. This Agreement may not be amended except by an instrument in writing signed by Buyer, on the one hand, and either the Members' Representative or Members holding at least a majority of the outstanding Company Membership Units as of the date hereof, on the other hand.

         Section 11.04. Waiver. At any time prior to the Effective Time, any party hereto entitled to the benefits thereof may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 11.04, the Buyer Companies as a group shall be deemed to be one party.

         Section 11.05.    Fees, Expenses and Other Payments.
                           ---------------------------------

                  (a) Except as provided in Sections 11.02, all Expenses (as defined in paragraph (b) of this Section 11.05) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses whether or not the Merger is consummated.

                  (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement.

                                   ARTICLE XII
                               GENERAL PROVISIONS

         Section 12.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to any of the Buyer Companies, to:

                           US Unwired Inc.
                           901 Lakeshore Drive
                           Lake Charles, LA  70601
                           Attention:  Thomas C. Henning
                           Telecopier No.:  (337) 310-3479

                  (b)      If to the Company:

                           Georgia PCS Management, L.L.C.
                           4890 Raley Road
                           Macon, GA  31206
                           Attention:  Robert Brooks
                           Telecopier No.:  (478) 475-9895

                           with a copy to:

                           Powell Goldstein Frazer & Murphy, LLP
                           16th Floor, 191 Peachtree Street, N.E.
                           Atlanta, GA  30303


                           Attention:  Rick Miller or Eliot Robinson
                           Telecopier No.:  (404) 572-6999

                  (c)      If to the Members, to the Members' Representative:

                           Robert Brooks
                           123 Bradford Drive
                           Macon, GA  31210
                           Telecopier No.:  (478) 476-9701
                           with a copy to:

                           Powell Goldstein Frazer & Murphy, LLP
                           16th Floor, 191 Peachtree Street, N.E.
                           Atlanta, GA  30303

                           Attention:  Rick Miller or Eliot Robinson
                           Telecopier No.:  (404) 572-6999

         Section 12.02. Certain Definitions. For the purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person;

                  (b) a person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of capital stock or other equity securities in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, capital stock or other equity securities that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

                  (c) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

                  (d) "Confidentiality Agreement" means that certain Confidentiality Agreement dated as of September 6, 2001 between Buyer and the Company;

                  (e) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or other equity securities or as trustee or executor, by contract or credit arrangement or otherwise;

                  (f) "knowledge" or "known" means, with respect to any matter in question, that which is actually known by any officer or management committee member of the Company or any Key Employee;

                  (g) "person" means an individual, corporation, partnership, limited liability company, joint stock company, association, trust, estate, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (h) "Significant Subsidiary" means any subsidiary of the Company that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                  (i) "subsidiary" or "subsidiaries" of the Company, Buyer, the Surviving Company or any other person, means any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective subsidiaries or by such party and any one or more of its respective subsidiaries; and

                  (j) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (A) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes,
(B) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (C) interest, penalties and additions to tax imposed with respect thereto.

                  (k) "taxing authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

         Section 12.03. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

         Section 12.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 12.05. Entire Agreement. This Agreement (together with the Exhibits, the Company Disclosure Schedule and the Buyer Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof. The Company agrees that nothing contained in this Agreement, or the transactions contemplated hereby or thereby, shall be deemed to violate the Confidentiality Agreement.

         Section 12.06. Assignment. This Agreement shall not be assigned by any party prior to the Effective Time.

         Section 12.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except as expressly provided in Sections 8.09, 8.13 and 8.14.

         Section 12.08. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         Section 12.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise expressly provided in Article X hereof, all rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         Section 12.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law.

         Section 12.11. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       US UNWIRED INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       SAINTS SUB, LLC

                                       By: US UNWIRED INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                       GEORGIA PCS MANAGEMENT, L.L.C.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       MEMBERS:

                                       ALMA PCS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       KEVIN BROOKS


                                       -----------------------------------------



                                       BRANTLEY PCS, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       AVA LIGHTSEY


                                       -----------------------------------------

                                       DARRIN STRICKLAND


                                       -----------------------------------------

                                       LEAH FRANKLIN


                                       -----------------------------------------

                                       DONOVAN STRICKLAND


                                       -----------------------------------------

                                       A.W. STRICKLAND


                                       -----------------------------------------


                                       TOMMY SMITH

                                       -----------------------------------------


                                       COASTAL UTILITIES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                       COMSOUTH MANAGEMENT II, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       COMSOUTH PROPERTIES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       DARIEN TELEPHONE, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       MARY ALICE THOMAS


                                       -----------------------------------------

                                       DENNIS VICKERS


                                       -----------------------------------------

                                       ED HAYMANS


                                       -----------------------------------------

                                       REGINALD JACKSON


                                       -----------------------------------------

                                       MARY LOU CHAPMAN


                                       -----------------------------------------

                                       LARRY GARRETT


                                       -----------------------------------------

                                       ELLIJAY TELEPHONE CO.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       JOHN M. HARRISON


                                       -----------------------------------------

                                       DOUGLAS P. HARRISON


                                       -----------------------------------------

                                       MARIANNE H. BOWMAN


                                       -----------------------------------------

                                       ROGER E. FUTCH


                                       -----------------------------------------

                                       QUENTIN D. HOLLOWAY


                                       -----------------------------------------

                                       LORETTO TELECOMMUNICATIONS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       LORETTO COMMUNICATION SERVICES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       LOUISE PASSARELLA BROWN, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       LOUISE PASSARELLA BROWN


                                       -----------------------------------------


                                       SAYLES LAWRENCE BROWN, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       SAYLES LAWRENCE BROWN


                                       -----------------------------------------

                                       DESDA PASSARELLA HUTCHINS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       DESDA PASSARRELA BROWN


                                       -----------------------------------------

                                       GEORGIA PCS CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       NORTHEAST FLORIDA TELEPHONE COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       PTC HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       PLANT TELEPHONE COMPANY


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       DANNY E. STERLING


                                       -----------------------------------------

                                       BETTY CHLOE G. METZGER


                                       -----------------------------------------

                                       ANGELA S. RINGENBERG


                                       -----------------------------------------

                                       GINGER C. STERLING


                                       -----------------------------------------

                                       GORDON M. DUFF


                                       -----------------------------------------



                                       PROGRESSIVE HOLDING COMPANY


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       LARRY SANDERS


                                       -----------------------------------------


                                       KENNON SMITH


                                       -----------------------------------------

                                       CHARLES E. MULLIS


                                       -----------------------------------------

                                       DON R. CHRISTIAN


                                       -----------------------------------------

                                       GEORGE LINDSEY, JR.


                                       -----------------------------------------

                                       ROGER LORD.


                                       -----------------------------------------



                                       RINGGOLD TELEPHONE PCS CORP.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       WILKES PCS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       WILKES TELEPHONE & ELECTRIC COMPANY


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       PARENT COMPANIES
                                       (solely with respect to Section 8.08):


                                       ALMA TELEPHONE COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BRANTLEY TELEPHONE COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       PROGRESSIVE RURAL TELEPHONE CO-OP, INC..


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       TELEVIEW COMMUNICATIONS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       CITIZENS TELEPHONE COMPANY, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       RINGGOLD TELEPHONE COMPANY


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       KEY EMPLOYEES
                                       (solely for purposes of Section 8.08):



                                       ROBERT BROOKS, III



                                       -----------------------------------------

                                       TERRANCE E. HARVIN



                                       -----------------------------------------

                                       RICHARD E RICKS, JR.



                                       -----------------------------------------

                                       JOHN L. FISH



                                       -----------------------------------------